Exhibit 10.1

Confidential Treatment

Requested

DIRECT LOAD CONTROL

DELIVERY AGREEMENT

BETWEEN

THE CONNECTICUT LIGHT AND POWER COMPANY

AND

ALTERNATIVE ENERGY RESOURCES, INC.

DATED

October 4, 2007

PROPRIETARY AND CONFIDENTIAL

*** Portions of this agreement marked by *** have been omitted pursuant to a request for confidential treatment. Omitted material for which confidential treatment has been requested has been filed separately with the Securities and Exchange Commission. ***

DIRECT LOAD CONTROL DELIVERY AGREEMENT

Table of Contents

DIRECT LOAD CONTROL DELIVERY AGREEMENT		1

ARTICLE 1 – DEFINITIONS		2

1.1	Defined Terms	2-8
1.2	Interpretation	8-9

ARTICLE 2 – TERM AND TERMINATION		9

2.1	Term and Termination	9
2.2	DLCS Performance Reviews	9
2.3	***	9
2.4	Continuance in Effect	9-10
2.5	AMI and Technological Improvements and Interfaces	10

ARTICLE 3 – PROJECT DESCRIPTION		10

3.1	Summary Description	10

ARTICLE 4 – CONTRACT CAPACITY AND DISPATCH		10

4.1	Capacity	10-12
4.2	Dispatch	12
4.3	Forward Capacity Auction	13-15

ARTICLE 5 – CAPACITY PRICING / PAYMENT CALCULATIONS		15

5.1	Payments	15
5.2	Requested Changes	15

ARTICLE 6 – MARKETING, RECRUITMENT AND RETENTION		15

6.1	Scope of Work	15-16
6.2	Marketing Materials	16

ARTICLE 7 – EQUIPMENT INSTALLATION		16

7.1	Scope of Work	16

ARTICLE 8 – MAINTENANCE; SITE CLEAN UP		16

8.1	Scope of Work	16
8.2	Tracking, Verification and Resolution of Participant Complaints	16
8.3	Preventive, Routine and Non-Routine Maintenance and Repairs	17
8.4	Systems Quality Assurance	17
8.5	AER Monitoring and Testing	17
8.6	Reporting	17
8.7	Site Clean Up	17

ARTICLE 9 – MEASUREMENT AND VERIFICATION (M&V) PLAN		18

9.1	AER Responsibility	18

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9.2	Audit and Independent Verification	18

ARTICLE 10 – SOFTWARE SYSTEM		18

10.1	Software System	18

ARTICLE 11 – BILLING AND PAYMENT		18

11.1	Invoicing, Payment and True-Up	18
11.2	AER Responsibility	18
11.3	CL&P Responsibility	19
11.4	Late Payments	19
11.5	Billing Disputes	19

ARTICLE 12 – DEFAULT; TERMINATION		19

12.1	Events of Default of AER	19-20
12.2	Events of Default of CL&P	20-21
12.3	Termination	21-22
12.4	Special Bankruptcy Provision	22

ARTICLE 13 – CONTRACT ADMINISTRATION AND NOTICES		22

13.1	Notices in Writing	22
13.2	Changes	22
13.3	Authority of Representatives	23
13.4	Operating Records	23
13.5	Billing and Payment Records	23
13.6	Program Management Procedures	23
13.7	Dispute Resolution	23-25

ARTICLE 14 – FORCE MAJEURE		25

14.1	Definition of Force Majeure	25
14.2	Exceptions to Force Majeure	25-26
14.3	Applicability of Force Majeure	26
14.4	Limitations on Effect of Force Majeure	26
14.5	Effect of Force Majeure on Capacity Payments	27

ARTICLE 15 – REPRESENTATIONS AND WARRANTIES		27

15.1	AER’s Representations and Warranties	27-29
15.2	CL&P’s Representations and Warranties	29-30

ARTICLE 16 - INSURANCE		30

16.1	AER’s Insurance Requirements	30
16.2	Changes to Insurance Minimum Limits	31
16.3	Notice to CL&P	31
16.4	Certificates of Insurance Required	31
16.5	Application of Proceeds	31

ARTICLE 17 – INDEMNITY		31

17.1	General	31
17.2	Environmental	32
17.3	Intellectual Property	32

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17.4	Procedures	32-33

ARTICLE 18 – LIMITATION OF LIABILITY		33

18.1	Limitation of Liability	33-34

ARTICLE 19 – COMPLIANCE WITH LAW AND REGULATORY REQUIREMENTS		34

19.1	Compliances with the Law	34
19.2	Regulatory Compliance	34-35
19.3	Termination Due To Regulatory or Legislative Change / Disallowance	35

ARTICLE 20 – ASSIGNMENT AND OTHER TRANSFER RESTRICTIONS		35

20.1	No Assignment Without Consent	35-36

ARTICLE 21 – JOINT INTEREST		36

21.1	Cooperation by Parties	36

ARTICLE 22 – MISCELLANEOUS		36

22.1	Waiver	36
22.2	Taxes / Permits	36
22.3	Disclaimer of Third Party Beneficiary Rights	36
22.4	Relationship of the Parties	36-37
22.5	Confidentiality	37-38
22.6	Survival of Obligations	38
22.7	Invalidity	38
22.8	Complete Agreement; Amendments	38
22.9	Binding Effect	38
22.10	Headings	38
22.11	Counterparts	38
22.13	Governing Law	39
22.14	No Gifts or Inducements	39
22.15	Financial Statements	39
22.16	Document Retention	39

APPENDIX A –	CONTRACT CAPACITY	A1
APPENDIX B –	PRICING/PAYMENT CALCULATIONS	B1 – B7
APPENDIX C –	MARKETING, RECRUITMENT AND RETENTION	C1 – C6
APPENDIX D –	EQUIPMENT INSTALLATION AND MAINTENANCE SCOPE OF WORK	D1 – D4
APPENDIX E –	MEASUREMENT AND VERIFICATION PROGRAM	E1 – E9
APPENDIX F –	NOTICES	F1
APPENDIX G –	INSURANCE	G1 – G2
APPENDIX H –	SOFTWARE	H1 – H8
APPENDIX I –	PROGRAM DESCRIPTION	I1 – I2
APPENDIX J –	PARENT GUARANTY	J1– J3
APPENDIX K –	CL&P CORPORATE IT SECURITY REQUIREMENTS	K1 – K5

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DIRECT LOAD CONTROL DELIVERY AGREEMENT

This DIRECT LOAD CONTROL DELIVERY AGREEMENT (“Agreement”), dated as of October 4, 2007, is entered into by and between The Connecticut Light and Power Company, with principal offices at 107 Selden Street, Berlin, Connecticut 06037 (“CL&P”) and Alternative Energy Resources, Inc., a Delaware corporation, located at 120 Eagle Rock Avenue, Suite 190, East Hanover, NJ 07936 (“AER”). CL&P and AER are sometimes hereinafter referred to as the “Parties” or individually as a “Party.”

RECITALS

WHEREAS, pursuant to the directives of the Connecticut Department of Public Utility Control (“DPUC”), CL&P and *** (“***”) (collectively the “Utilities”) and AER developed a direct load control (“DLC”) program (“Program”) that primarily targets curtailment of air conditioning loads with the goal of providing benefit to Connecticut’s electric distribution system in the form of reduced peak kW demand and a corresponding lowering of generation costs associated with such demand during New England’s critical peak demand periods, and in addition, the Program is intended to result in longer term capacity cost benefits by lowering Connecticut’s peak load share proportionate to the New England region’s coincident peak determined by New England’s Independent System Operator (“ISO-NE”), and

WHEREAS, *** and CL&P’s joint plan was filed in response to Order No. 8 in DPUC Docket 05-07-14 PH01, DPUC Investigation of Measures to Reduce Federally Mandated Congestion Charges, which required the Utilities to submit a plan for a direct load control program to serve residential and small commercial and industrial customers throughout CL&P and**service territories, and

WHEREAS, the Utilities conducted a request for proposal (“RFP”) process to solicit bids from vendors for the implementation of the Program via one-way switch technology and Comverge, Inc., acting through its wholly owned subsidiary, AER, was selected by the Utilities pursuant to such RFP process, and

WHEREAS, consistent with the Utilities’ joint plan and the terms and conditions contained in this Agreement, CL&P will contract with AER to design, develop, build, and own a DLC system using one-way switch technology (“DLCS”) in CL&P’s service territory, and to aggregate eligible multiple individual customer loads, including new and existing assets, to be controlled by this DLCS to produce, pursuant to Appendix A, a “Minimum Contract Capacity” for a Demand Reduction of ** megawatts (“MW”), *** and with a targeted growth to a “Target Contract Capacity” of up to 130 MW statewide (i.e., including the Demand Reduction provided under any ***Contract, or such other capacities as may be agreed to in advance by CL&P in writing and in its sole discretion, all as set forth in this Agreement, deliverable to CL&P, all as defined herein), and

WHEREAS, CL&P and AER desire to enter into this Agreement under the terms of which, among other things, AER will deliver for CL&P to purchase an amount not less than the Minimum Contract Capacity and up to the Target Contract Capacity arising from demand reduction delivered by AER pursuant to the operation of the DLCS Program, and

WHEREAS, as a condition to entering into this Agreement, the parent company of AER, Comverge, Inc., will guaranty all obligations of AER under this Agreement pursuant to the Guaranty attached hereto as Appendix J and incorporated by reference.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the Parties agree as follows:

ARTICLE I – DEFINITIONS

1.1 Defined Terms. Unless otherwise defined herein or in any Exhibit, Schedule or Appendix hereto, the following terms, when used in this Agreement (including the Recitals and any Exhibit, Schedule or Appendix hereto) shall have the meanings set forth below. The capitalized terms listed in this Article shall have the meanings set forth herein whenever the terms appear in this Agreement, whether in the singular or the plural or in the present or past tense. Other terms used in this Agreement but not specifically defined in this Article shall have meanings as commonly used in the English language and, where applicable, in Good Industry Practice.

“Advanced Metering Infrastructure” (AMI) means a meter reading network that allows for remote reading of electric meters and is also capable of load control of multiple devices at the customer’s premises.

“AER Dispatch Event” is any period of no more than *** continuous hours in any single Control Season Day in which CL&P does not Dispatch the DLCS pursuant to a Utility Dispatched Event but where the DLCS is activated by AER to control the End-use Equipment to demonstrate the available Demand Reduction of the DLCS.

“Automated Meter Reading” (AMR) means a meter reading network that allows for remote reading of electric meters.

“Affiliate” means an entity that controls, is controlled by, or is under common control with another entity. For purposes of this Agreement, “control” means the direct or indirect ownership of more than 50% of the outstanding capital stock or other equity interests having ordinary voting power

“Agreement” means this Direct Load Control Delivery Agreement and the Exhibits, Schedules and Appendices hereto.

“Business Day” means Monday through Friday of each week, except for Holidays.

“Capacity Benefits” shall mean ***

***

“Capacity Payments” means the monthly payments to be paid by CL&P to AER as defined in Appendix B.

“Capacity Program” shall mean the Forward Capacity Market or other ISO initiated market, auction, or program.

“Commercial Operation” means the period during the Term of this Agreement that a Facility is a Participating Facility operating pursuant to the terms of this Agreement.

“Contract(ed) Capacity” for each Program Year has the meaning set forth in Appendix A.

“Control Device” means a one-way switch or other mutually agreed equipment installed at a Participating Facility and used to control a Participating Facility’s End-use Equipment pursuant to this Agreement.

“Control Season” means May 1 through September 30 of each Program Year or any other time period as necessitated by Emergency or as may be agreed by the Parties in writing.

“Control Season Day” means the period beginning midnight and ending on the following 11:59 p.m. Eastern Standard Time (“EST”) of any Business Day during the Control Season.

“Control Season Month” means any calendar month within a Control Season.

“CT DPUC” or “DPUC” means the Connecticut Department of Utility Control or any successor or replacement regulatory agency.

“Customers” means the persons or entities eligible to participate in the Program pursuant to (i) the applicable DLC Program tariff authorized by the DPUC or (ii) as otherwise agreed to by the Parties in writing on a case-by-case basis, who contract to participate in the Program.

“Deliverable” is any document or work product required to be delivered or submitted under this Agreement by either Party.

“Demand Reduction” means the actual aggregate reduction of electricity demand achieved by Customers, whether new or existing, measured in kilowatts resulting from the Dispatch of the DLCS, as determined by the Measurement and Verification Plan.

“Direct Load Control System” or “DLCS” means any and all equipment and components, including new or existing assets, necessary for the operation of the Program including Control Devices, a Head-end Control System (“HECS”), proprietary software and required third-party application software.

“Dispatch” means activating the DLCS via a Dispatch Event in such a manner that the Control Devices are placed into control such that the Participating Facility’s End-use Equipment is activated with the intention of reducing aggregate demand on the CL&P system or determining the capacity available for the DLCS.

“Dispatch Event” means either a Utility Dispatch Event or an AER Dispatch Event.

“DPUC Approval” means the DPUC’s approval of the Program, including but not limited to, approval of this Agreement, CL&P’s associated tariff rider, ***, and Program terms and conditions (all in their entirety and without conditions or modifications), ***.

“Emergency” shall mean any sudden, generally unexpected occurrence, event, or set of circumstances which may necessitate immediate response and implementation of the DLCS, where Emergency shall not include a Dispatch primarily for economic purposes.

“End-use Equipment” means central air conditioning compressors, commercial heating ventilating and air-conditioning (“HVAC”) equipment, commercial lighting, motor loads and other similar loads, pool pumps, irrigation pumps, electric water heaters and any other mutually agreed equipment with curtailable loads located at a Participating Facility site.

“Energy Independence Act” means Public Act No. 05-01.

“Environmental Contamination” means the presence of hazardous wastes, hazardous substances, hazardous materials, toxic substances, hazardous air pollutants and other hazardous pollutants, and toxic pollutants, as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Oil Pollution and Hazardous Substances Control Act, and all other applicable federal, state and local laws and regulations as amended, at such levels or quantities or location, or of such form or character, to be of regulatory concern under said federal, state and local laws and regulations.

“Expected Contract Capacity” the amount of Demand Reduction capacity (in MW) ***

“Facility” means a physical customer premises in CL&P’s service territory containing one meter or a set of meters totalized for billing purposes as one customer account.

“FMCCs” means Federally Mandated Congestion Charges as defined in Section 16-1 of the Connecticut General Statutes, as such definition may be amended, modified or replaced.

“Forward Capacity Auction” shall mean the annual auction to be held in connection with the Forward Capacity Market, or any successor auction thereto, as defined in the ISO-NE Tariff, FERC Electric Tariff No. 3.

“Forward Capacity Market” shall mean the forward market for procuring capacity pursuant to the ISO-NE Tariff, FERC Electric Tariff No. 3, and any successor or replacement capacity procurement process thereto.

“Good Industry Practice” means the practices, methods and acts (including but not limited to the practices, methods and acts engaged in or approved by a significant portion of the electric utility industry) that, at a particular time, in the exercise of reasonable judgment in light of the facts known or that should reasonably have been known at the time a decision was made, would have been expected to accomplish the desired result in a manner consistent with law, regulation, codes, standards, equipment manufacturers’ recommendations, reliability, safety, environmental protection, economy and expedition. With respect to each Participating Facility, Good Industry Practice(s) includes taking reasonable steps to ensure that:

(1)	Equipment, materials, resources and supplies, including spare parts inventories, are supplied or made available by AER to meet the Participating Facilities’ needs;

(2)	AER has sufficient operating personnel available at all times and who are adequately experienced and trained and licensed as necessary to operate the DLCS properly, efficiently, and in coordination with CL&P and are capable of responding to reasonably foreseeable emergency conditions;

(3)	Preventive, routine and non-routine maintenance and repairs are performed by AER at no additional cost to CL&P on a timely basis that ensures reliable long term and safe operation, and are performed by knowledgeable, trained and experienced personnel utilizing proper equipment and tools;

(4)	Appropriate monitoring and testing are performed to ensure equipment is functioning as designed;

(5)	Equipment is not operated in a reckless manner, in violation of manufacturers’ guidelines or in a manner unsafe to workers, the general public, or CL&P’s transmission or distribution grid or contrary to environmental laws or regulations or without regard to defined limitations; and

(6)	The equipment will function properly under normal conditions at the Participating Facilities.

“Holiday” means all holidays as defined from time to time by ISO–NE and any holidays specified by CL&P.

“Information” is all data, information, lists, and records produced, collected, and/or created by AER during the performance of its services pursuant to this Agreement, including information stored on any information system owned by AER or CL&P.

***

“ISO-NE Manual M-MVDR” means the ISO New England Manual for Measurement and Verification of Demand Reduction Value from Demand Resources, as such may be amended, supplemented, revised or modified from time to time or any successor document(s) thereto.

“ISO-NE Dispatch Event” means an event called by ISO-NE where the system will be Dispatched according with the Utility’s request that falls within the definition of Utility Dispatch Event.

“kW Factor” means on an annual basis, the Demand Reduction per installed Control Device(s) for End-use Equipment under an M&V Event as more fully described in Appendix B.

“Measurement and Verification Event” or “M&V Event”, as further described in Appendix E, means any Dispatch Event whereby Customer load is curtailed by operation of the DLCS for at least one clock hour on the hour (e.g., 1:00:00 to 1:59:59 p.m. and not 1:30:00 to 2:29:59 p.m.) during the Control Season.

“Measurement and Verification Plan” or “M&V Plan” is defined in Appendix E.

“Minimum Contract Capacity” means the minimum amount of MW capacity of Demand Reduction to be secured by AER under this Agreement as set forth in the schedule in Appendix A.

“Participant” means the CL&P residential, commercial, municipal or industrial Customer name of record of a Participating Facility.

“Participating Facility” means one CL&P-metered residential or small commercial and industrial (“C&I”) Facility that is participating in the Program as a Residential Participating Customer or a Small Commercial and Industrial Participating Facility.

“Program” or “DLCS Program” means CL&P’s Direct Load Control System program as described in this Agreement.

“Program Availability Hours” means all hours between *** EST of any Control Season Day except in the event of an Emergency, or as otherwise agreed to by the Parties.

“Program Month” means the period beginning on the first calendar day of the month and ending on the last calendar day of the month for any month falling within a Program Year.

“Program Run Time” means the number of hours that the DCLS is activated due to a Utility Dispatch Event as determined by PowerCAMP™ reports that log every event by date and time, ***

“Program Year” means October 1 through September 30. If there is DPUC Approval prior to or on December 15, 2007, then Program Year 1 commences upon the Start Date and ends September 30, 2008. If the DPUC Approval is obtained after December 15, 2007, then Program Year 1 commences upon the Start Date and ends the on next September 30 after the completion of one (1) full calendar year (ex. Start Date is September 20, 2007, PY 1 ends on September 30, 2008.) Each subsequent Program Year shall follow Program Year 1 and begin on October 1 and continue through September 30.

“Prospect” means any CL&P residential or small C&I customer who is eligible for the Program.

“Residential Participating Customer” means all single family residential customers or multi-family customer throughout CL&P’s service territories that is receiving electric service under an applicable DLC Program tariff authorized by the DPUC.

“Small Commercial and Industrial Participating Facility” means non Residential Participating Customers having peak demand of approximately *** and who are eligible to participate in the Program pursuant to the applicable DLC Program tariff authorized by the DPUC. Larger C&I customers will be evaluated and may be considered by the Parties for inclusion in the Program on a case by case basis and as agreed to in writing by the Parties. For multi-site commercial facilities, which are not Residential or Small C&I Participating Facilities, CL&P may, in its sole reasonable discretion on a case-by-case basis, determine if that Facility will be permitted to participate in the Program as a Participating Facility.

“Start Date” means the date that CT DPUC Approval has been obtained.

“System Dispatch Operator” or “SDO” means CL&P’s representative(s) responsible for centralized Dispatch of Participating Facilities’ Control Devices and control of tie-line power flows. Authorized personnel with login access will be considered authorized users within the definition of SDO.

“Target Contract Capacity” means one hundred and thirty (130) MW of Demand Reduction obtained throughout the State of Connecticut, whether through *** and/or CL&P’s territory, or such other quantity of capacity as may be presented by *** and/or CL&P and accepted by the DPUC in writing pursuant to the terms and conditions contained in this Agreement.

“Term” means the period of time during which this Agreement shall remain in full force and effect as defined in Article 2.

“*** Contract” means that Direct Control Delivery Agreement by and between AER and *** pursuant to which AER will secure and provide Demand Reduction via the DLCS for *** in connection with the Program.

“Utility Dispatched Event” is any period of typically no more than four (4) hours in any single Control Season Day (except in the case of an Emergency, in which case AER shall make commercially best efforts to accommodate a request for a Dispatch Event for a longer period or during a period outside of the Control Season Day) in which the DLCS is activated through a CL&P initiated event, which includes without limitation an ISO-NE Dispatch Event, to control the End-use Equipment by system, region, substation or circuit.

1.2 Interpretation. In this Agreement, unless otherwise stated,

1.2.1 Any references to:

(a) any Section, Schedule, Appendix, Exhibit or other provision thereof, shall be construed, at any particular time, as including a reference to the Section, Schedule, Appendix, Exhibit or the relevant provision thereof as it may have been amended, modified or supplemented;

(b) any agreement (including this Agreement or any Schedule, Appendix or Exhibit hereto) shall be construed, at any particular time, as including a reference to the relevant agreement as it may have been amended, modified, supplemented or novated;

(c) a Party to this Agreement includes, in the case of any Party, that Party’s successors and permitted assigns and any entity succeeding to its functions and capacities;

(d) a month shall be construed as a reference to a calendar month unless otherwise stated; and

(e) a particular Section, Schedule, Exhibit or Appendix shall be a reference to the relevant Section, Schedule, Exhibit or Appendix in or to this Agreement.

1.2.2 Words in the singular may be interpreted as referring to the plural and vice versa, and words denoting natural persons may be interpreted as referring to corporations and any other legal entities and vice versa.

1.2.3 Whenever this Agreement refers to a number of days, such number shall refer to the number of calendar days unless Business Days are specified. A requirement that a payment or Deliverable be made on a day that is not a Business Day shall be construed as a requirement that the payment or Deliverable be made on the next following Business Day.

1.2.4 The words “include” and “including” are to be construed as being at all times followed by the words “without limitation”, unless the context otherwise requires.

1.2.5 Words not otherwise defined herein that have well-known and generally acceptable technical or trade meanings are used herein in accordance with such well-recognized meanings.

ARTICLE 2 – TERM AND TERMINATION

2.1 Term and Termination. This Agreement is effective upon the date of execution for purposes of having the Parties meet to discuss marketing issues. The remaining obligations of the Parties under this Agreement become effective as of the Start Date. If DPUC Approval has not been obtained by ***, this Agreement shall terminate automatically as of such date, or if the DPUC’s approval is conditioned upon changes to the Agreement that the Parties cannot agree upon after a thirty (30) day period of good faith negotiation, this Agreement shall terminate upon written notice by either Party to the other, with no further action required by either Party and without liability or obligation to any Party. After the Start Date, the Agreement shall remain in full force and effect until the end of Program Year 10 unless terminated earlier pursuant to Sections 12.3 or Section 19.3.

2.2 DLCS Performance Reviews. ***, from time to time, as requested by either Party, the Parties shall meet to review the Program performance, including but not limited to customer enrollments, vendor performance, equipment performance, load control technologies, marketing and overall performance of the Program against initial projections ***, in order to further refine the Program with the goal of increasing enrollment ***, then CL&P and AER shall work together to adjust Program parameters as necessary or required to achieve *** Program expectations, ***. In addition to the foregoing, AER shall cooperate with CL&P as necessary and required to prepare and file with the CT DPUC any and all reports required or requested to be filed by the CT DPUC throughout the Term, including but not limited to with respect to *** and the Program’s performance during the same.

2.3 ***

2.4 Continuance in Effect. Applicable provisions of this Agreement shall continue in effect after termination to the extent necessary to satisfy the terms and conditions of this Agreement and, as applicable, to provide for, for example, removal of Control Devices from Participating Facilities as may be requested by a Participant and provided for under Appendices C and D, final billings and adjustments related to any period prior to termination, repayment of any money due and owing either Party pursuant to this Agreement, and the indemnifications specified in this Agreement.

2.5 AMI and Technological Improvements and Interfaces. The parties acknowledge that CL&P is investigating an AMR network and AMI technology through which consumer electricity consumption and costs may be metered, monitored and/or reduced. CL&P may elect to refresh its AMR network to a full two-way network that would be capable of load control for multiple devices at Customers’ premises. In this scenario, the network would be capable of all communications for that control. In the event that CL&P opts to implement an AMI, it is anticipated that the CL&P AMI network would be capable of all communication necessary to control customer load. In the event that, during the Term, CL&P opts to pursue implementation of these technologies or any other technologies that may become available, AER, at CL&P’s request, agrees to work cooperatively with CL&P to integrate Control Devices with CL&P technologies and develop a module and/or upgrade that enables communications between the AER Control Devices and such technologies. AER shall provide a written estimate as to the cost and expense for upgrading the Control Devices to be compatible with the CL&P technologies, including the AMR and AMI technologies referenced herein provided however that CL&P may in its discretion, elect to have Comverge install any equipment upgrades during Comverge’s scheduled inspections, in which case, any reasonable additional charges, ***. AER will also use its commercially reasonable efforts to minimize costs to upgrade or modify its DLCS equipment to integrate such equipment with CL&P technologies. Nothing contained herein shall be considered to obligate CL&P to make any network changes whatsoever nor shall obligate CL&P to integrate its network and AER Control Devices.

ARTICLE 3 – PROJECT DESCRIPTION

3.1 Summary Description. The Program is a utility offering that encourages certain of CL&P’s eligible customers (as defined herein) to permit CL&P (via the AER DLCS) to control customer end-use equipment (e.g., central air conditioning) in order to advance the goals of the Energy Independence Act (i.e., a reduction in FMCCs by lowering Connecticut’s peak demand). *** Attachment I attached hereto sets forth the basic Program framework that outlines the respective activities of AER and CL&P in connection with the implementation of the Program.

ARTICLE 4 – CONTRACT CAPACITY AND DISPATCH

4.1 Capacity

4.1.1

Contract Capacity. For each Program Year, AER shall make commercially best efforts to provide CL&P with *** not less than the Minimum Contract Capacity and not more than the Target Contract Capacity, unless the Target Contract Capacity has been modified pursuant to the terms and conditions contained herein. Pursuant to Section 4.3, AER will work with CL&P in a timely fashion to prepare documentation for the purpose of submitting such Contract Capacity into the Forward Capacity Market or other appropriate ISO-NE market.

4.1.2	Increase in Capacity. AER acknowledges and agrees that it shall promptly notify CL&P in writing in the event that AER reasonably anticipates that the number of Customers with which it has contracted pursuant to this Agreement will achieve a Demand Reduction near to or in excess of the Target Contract Capacity within the next forward-looking six-month period. In the event that such notice is provided to CL&P by AER, CL&P may, in its discretion and without obligation, promptly provide notice to the DPUC explaining and requesting (i) an increase to the Target Contract Capacity and (ii) recovery of all of CL&P’s Program costs associated with the same. In the event that the notice is approved and CL&P has received assurance from the DPUC of approval of such capacity increase and cost recovery to its satisfaction, the Target Contract Capacity as defined in this Agreement will mean the target level of Demand Reduction to be achieved under this Agreement as determined by the DPUC in response to CL&P’s request.

4.1.3	Capacity Ownership and Related Programs. AER acknowledges and agrees that it is securing Customers for participation in the Program as a CL&P contractor that is providing certain services that will enable implementing the Program in accordance with the directives of the DPUC and in furtherance of the Program’s objectives as may be expressed by the DPUC from time to time and as are set forth in the Energy Independence Act. Accordingly, in order to ensure the integrity of the Program and to avoid any diminution of the goodwill of CL&P, the Parties acknowledge and agree that:

(i) until such time and for so long as AER continues to achieve the Target Contract Capacity, AER (A) shall ***.

(ii) Any and all information regarding CL&P customers (including but not limited to customer lists, customer usage patterns, etc.), whether prospects or Customers, shall only be utilized by AER as expressly set forth in this Agreement and solely for the purposes of providing services to CL&P under this Agreement in connection with the Program. Except as otherwise expressly provided herein, in no event shall AER at any time (whether during the Term or thereafter) utilize any customer or utility information that becomes available to it as a result of the Program and this Agreement for any other purpose(s) other than providing services under this Agreement. As the Parties acknowledge that AER owns the DLCS, AER shall only be allowed to utilize such information (i) that pertains to the Participants enrolled in the Program and (ii) solely for demand response purposes, whether under the Agreement or any other agreement between AER and those end-use participants. AER shall not otherwise sell, transfer or otherwise disclose this information for such enrolled Participants other than for demand response purposes.

(iii) AER owns the DLCS. After the termination or expiration of this Agreement, the Parties acknowledge that AER shall be able to utilize the DLCS to the extent it is permitted to do so pursuant to its contractual agreements with enrolled Participants and applicable legal and regulatory requirements.

4.1.4	***.

4.2 Dispatch. Dispatch of the DLCS may be made as follows:

4.2.1	Utility Dispatch - CL&P shall have the right to Dispatch the DLCS via an AER-supplied website, email, or phone (as agreed to by the Parties), consistent with this Agreement, for the control of the Participating Facilities. Participating Facilities shall be capable of responding to CL&P’s dispatch signal within ***. CL&P shall provide to AER the names of all approved SDOs at least thirty (30) days before the start of each Control Season. AER represents and warrants that the mechanism for initiating and implementing a Dispatch will *** of the time be operational and capable of effectuating the Dispatch as requested by CL&P during the Control Season (including but not limited to within the time frames so requested), as the case may be.

4.2.2	AER Dispatch Event – AER shall have the right to Dispatch consistent with this Agreement, for the control of Participating Facilities. AER is permitted to dispatch the system on *** different Control Season days during each Program Year for ***.

4.2.3	Comverge utilizes its PowerCamp System described in Appendix H attached hereto and incorporated by reference. PowerCamp is a program that is capable of providing CL&P or other parties as CL&P may designate including ISO-NE, direct dispatch control of the DLCS system through a secure website.

4.3 Forward Capacity Auction.

4.3.1	AER acknowledges and agrees that the capacity benefits associated with a reduction in peak demand form an essential part and purpose of this Agreement. Accordingly, the Parties agree that Capacity Benefits belong to CL&P subject to the Capacity Program bidding arrangements between the Parties set forth in this Section 4.3.

4.3.2	Except as otherwise notified in writing by CL&P, AER shall prepare the documentation *** necessary to make a capacity bid on behalf of CL&P into any Forward Capacity Auction and shall submit each Customer’s Demand Reduction in connection with the Capacity Program, in accordance with this Section and Appendix B(II). ***

4.3.3	With respect to any Forward Capacity Auction or comparable Capacity Program during the Term, AER shall ensure the show of interest, qualification packages, and any and all associated documentation (collectively “Capacity Program Bid”) are properly and timely submitted to allow CL&P to recover capacity benefits pursuant to Section 4.3.1 and shall prepare all required documentation. AER shall provide to CL&P a projected timeline and action item list detailing the workflow and requirements for upcoming Capacity Program Bids and shall coordinate all meetings, drafting sessions, and other action items leading up to the submission.

The Parties shall work in good faith together to agree upon the (i) proper category to place capacity, (ii) the amount of capacity to bid to any Capacity Program, and (iii) any other items which may affect both Parties; however, if the Parties do not reach agreement as to (i) and (ii), AER shall have the sole and final authority in regards to these issues for such capacity under the Capacity Program Bid, provided (i) such decision is commercially reasonable, (ii) ***, and (iii) ***.

***

4.3.4	In consideration of AER undertaking the requirements under this Section 4.3, CL&P shall pay AER pursuant to Appendix B(II).

4.3.5	CL&P reserves the right during the term of this Agreement, but only at the end of the current Capacity Program for which AER has provided documentation and financial assurance, to discontinue having AER prepare the documentation and provide the financial assurance for submission to any Capacity Program, in which event the applicable fees payable to AER by CL&P shall be adjusted pursuant to this Article 4 and Appendix B (II). In such event, effective upon written notice by CL&P to AER, AER shall hereby reassigns all right, title and interest to the Capacity Benefits associated with any capacity bid into any Capacity Program in connection with such submission to CL&P and to take any and all action necessary to assure such assignments, including but not limited to executing any and all documents to evidence the same. The Parties acknowledge and agree that upon assignment pursuant to this Section 4.3.5, CL&P shall be the sole entity to determine whether or not to bid Customer Demand Reduction into the Capacity Program and (ii) bid Customer Demand Reduction into the Capacity Program, provided that the Parties must mutually agree to such bid amount *** and CL&P shall provide full financial assurance to the ISO with each bid. *** Accordingly, CL&P will be the “Enrolling Participant” (as defined by ISO-NE) with respect to Program resources. In addition to the foregoing, the Parties acknowledge and agree that, upon expiration or termination of this Agreement, the Parties shall work together and communicate with the Participants in regards to any termination, expiration or continuation of the Program.

4.3.6	In the event that CL&P bids Customer Demand Reduction into the Forward Capacity Market pursuant to Section 4.3.5 and AER ****

***

4.3.7	AER agrees that it will cooperate with CL&P in connection with CL&P’s bidding of Customer Demand Reduction into the Forward Capacity Market pursuant to Section 4.3.5, including but not limited to providing reasonable assistance in connection with submitting Show of Interest forms, Qualification packages, Measurement and Verification Plans and an other ISO-NE requirements for participation in the Forward Capacity Market for $*** as provided in Appendix B(II), ***.

ARTICLE 5 – CAPACITY PRICING / PAYMENT CALCULATIONS

5.1 Payments. Capacity Payments to be paid by CL&P to AER will be calculated monthly pursuant to Appendix B. The Measurement and Verification Plan will be used to determine the kW Factor. The kW Factor will be utilized to calculate Demand Reduction and will also serve as the basis for calculating monthly Capacity Payments.

5.2 Requested Changes. On a quarterly basis for the first Program Year, and thereafter, at the end of each Program Year (unless otherwise reasonably requested by CL&P), the Parties will evaluate the performance under this Agreement, schedule and other Program performance measures as deemed necessary by each Party and/or as required by the DPUC. Following each evaluation, each Party reserves the right to request the other Party to make reasonable changes to the current program, if either Party is believed to be underperforming by the other Party, for the consecutive years that may result in the Parties mutually agreeing in good faith to changes to $/kW payments to AER.

ARTICLE 6 – MARKETING, RECRUITMENT AND RETENTION

6.1 Scope of Work. Marketing, recruitment and retention will include all activities required to solicit and retain Participants for the DLCS Program. Each Party’s duties are described in Appendix C. Within thirty (30) days after execution of the Agreement, the Parties shall have an initial meeting to structure the marketing objectives. AER shall supply a marketing plan to CL&P within thirty (30) Business Days after the Start Date. Within fifteen (15) Business Days of receipt of the marketing plan, CL&P shall either approve the marketing plan or provide recommendations to allow for approval of the plan. In the event that CL&P provides recommendations for incorporation into the plan, such reasonable recommendations shall be incorporated by AER into the plan and resubmitted to CL&P for review and approval within five (5) Business Days of AER’s receipt of such recommendations. ***. CL&P agrees and acknowledges that its commercially best efforts to make timely responses to requests for approval of the marketing plan and all marketing documentation is material to this Agreement and may result in a failure of AER to fulfill its obligations herein. After approval by CL&P of the marketing plan, AER and CL&P may, from time to time, provide to each other proposals or recommendations for incorporation into the marketing plan. Such proposals and/or recommendations shall only be incorporated into the marketing plan upon the express written approval of CL&P. ***.

6.2 Marketing Materials. All marketing materials for use in the Program shall be developed by AER at CL&P standards at AER’s sole cost and expense pursuant to Appendix C. In addition to the foregoing, all such marketing materials must be submitted to CL&P for CL&P’s express written approval and shall not be disseminated by AER until such express written approval has been obtained. AER acknowledges and agrees that this Agreement does not assign, license, or transfer to AER any right, title or interest to the copyrights, trademarks, and other intellectual property rights used in connection with the operation and promotion of the Program except for the right to use the CL&P name and logo in accordance with the terms of this Agreement. The limited right to use the CL&P name and logo provided for in this Agreement shall automatically terminate upon termination or expiration of this Agreement and no further use may be made by AER of the CL&P name and logo. CL&P reserves the right at any time to review any approved use of the CL&P name and logo and to require changes in such further use, and AER will comply with any such requirements.

ARTICLE 7 – EQUIPMENT INSTALLATION

7.1 Scope of Work. Equipment installation includes all DLCS Program activities that interface with a Participating Facility from the time of receipt of a signed customer enrollment form through the measurement and verification of the Control Device, as set forth in Appendix D. AER shall use commercially reasonable efforts to ensure that no damage is caused to persons or property in connection with any and all equipment installations and AER shall be solely responsible for any and all such damages, including but not limited to any and all costs and expenses to take corrective action to repair such damages to Customers’ satisfaction.

ARTICLE 8 – MAINTENANCE; SITE CLEAN UP

8.1 Scope of Work. Maintenance will include all activities that interface with a Participating Facility to ensure continued operation of the DLCS at the Participating Facility throughout the Term of this Agreement.

8.2 Tracking, Verification and Resolution of Participant Complaints. AER shall follow standard procedures for resolving Participant complaints pursuant to Appendices C and D.

8.3 Preventive, Routine and Non-Routine Maintenance and Repairs. AER shall be responsible for preventive, routine and non-routine maintenance and repairs (“Maintenance”). Maintenance will be performed on a basis that ensures reliable long-term and safe operation, and will be performed by knowledgeable, trained and experienced personnel utilizing proper equipment and tools.

8.4 Systems Quality Assurance. For each Program Year, AER shall, at its sole cost and expense, make on-site inspections of installed switches and any and all equipment necessary for the operation of the Program by physically inspecting each Control Device at least every ***, targeting approximately *** inspection rate per year. The inspection will ensure that each Control Device is operational and has the ability to control Participants’ End-use Equipment. If the inspection reveals that the Control Device is not operating or is disconnected, AER shall be responsible for restoring the Control Device to Commercial Operation immediately and at no cost to CL&P. AER shall provide CL&P with a written report of the results of all inspections conducted pursuant to this Section 8.4 within thirty (30) days of completing the same. AER is solely responsible at all times for the Control Devices and their operation, including but not limited to, addressing any and all Customer inquiries regarding the same in a timely manner.

8.5 AER Monitoring and Testing. AER shall be responsible for conducting routine monitoring and testing to ensure equipment is functioning as designed and capable of achieving intended levels of kW demand reductions. CL&P will be notified in writing of these routine system tests. System tests will include, but not be limited to, monthly tests of the communication system to insure that Control Devices are receiving the signal.

8.6 Reporting. AER will provide written monthly customer contact logs and written monthly customer participation reports no later than the 15th day of each month in a format and containing such information as reasonably specified by CL&P and as may be required by the DPUC from time to time. Customer participation reports will include program enrollment activity, repairs, customer complaints and resolution and such other data as CL&P may reasonably request.

8.7 Site Clean Up. AER shall use commercially best efforts to collect and responsibly dispose of (as required by any and all applicable law, rule, or regulation) any trimmed wire clippings, unused screws or brackets, hazardous materials and any other material waste that may result from the installation of the Control Device. For any work performed at any Customer’s site, AER shall at all times keep the site free from accumulations of waste material or rubbish and shall remove at its sole cost and expense from the site and from all public and private property all tools and equipment other than the installed equipment and rubbish and waste materials resulting from AER’s operation. AER shall be solely responsible for its obligations under this Section 8.7.

ARTICLE 9 – MEASUREMENT AND VERIFICATION (M&V) PLAN

9.1 AER Responsibility. AER shall be responsible for implementing the field work, data collection and analyses for a Measurement and Verification Plan that shall comport with the requirements of Appendix E.

9.2 Audit and Independent Verification. CL&P reserves the right to audit field work at any time. CL&P reserves the right to audit data collection and analyses completed by AER at any time, other than during the Control Season unless an Emergency exists, or as mandated by regulatory requirements and may, at any time, conduct or cause to be conducted an independent verification and/or audits of data collection and analyses completed by AER pursuant to this Agreement. AER shall cooperate fully with CL&P, and any contractor retained by CL&P, in connection with any such audits or independent verification.

ARTICLE 10 – SOFTWARE SYSTEM

10.1 Software System. AER will implement its PowerCAMP™ software for operating the DLCS. This software shall be hosted and run at AER facilities as provided in Appendix H. The Parties acknowledge AER is in compliance with CL&P’s corporate IT Security requirements according to information provided to CL&P prior to executing this Agreement, a copy of which is attached hereto as Appendix K. AER will continue to take commercially best efforts to comply with CL&P’s corporate IT security requirements, as provided from CL&P, over the term of this Agreement.

ARTICLE 11 – BILLING AND PAYMENT

11.1	Invoicing, Payment and True-Up. AER shall invoice CL&P monthly for Capacity Payments pursuant to Appendix B.

11.2	AER Responsibility.

11.2.1	AER shall prepare and submit to CL&P monthly invoices within ten (10) days of the end of the Program Month showing (i) a verified list of Control Devices installed in the previous month, (ii) a cumulative list of Control Devices installed since the end of the prior Program Year, and (iii) Demand Reduction per switch, which shall be determined from the previous Program Year’s M&V Event(s) (except for the first Program Year during which monthly payments will be based on the Engineering Estimate as set forth in Appendix B . The monthly invoices shall be calculated pursuant to Appendix B. Data in items (i) and (ii) shall be provided in an electronic format agreeable to both Parties.

11.2.2

No later than October 15 of each year, AER shall prepare, and provide to CL&P, a statement showing Demand Reduction achieved by Customers for the previous Program Year. The statement will list: (i) all Participating Facilities for that Program Year, (ii) all M&V Events and Dispatch Events called, including the date, time and duration of each such event, (iii) the total Program Run Time, and (iv) the Demand Reduction used to determine the monthly Capacity Payment, as set forth in Appendix B and any other data reasonably pertinent to the calculation of monthly payments due to AER and/or required or reasonably requested by CL&P to audit and verify claimed aggregate load reductions. The latter shall include, but is not limited to, the information listed above, sampling plans and methodologies, analyses of sample data and methodologies, and anything else that is needed for independent verification.

11.3 CL&P Responsibility. CL&P shall pay all undisputed portions of monthly invoices and annual true-up invoices within *** days after receipt of the invoice. In the case where CL&P is owed an annual true-up payment, AER shall pay this amount within *** after the determination has been made and verified.

11.4 Late Payments. Unless otherwise specified herein, payments due under this Agreement shall be due and payable by check or by wire transfer, on or before the *** following receipt of the invoice. Remittances received by mail will be considered to have been paid when due if the postmark indicates the payment was mailed on or before the *** following receipt of the invoice. If any amount due is not paid on or before the due date, a late payment charge shall be applied to the unpaid undisputed balance and shall be added to the next invoice. Such late payment charge shall bear interest at the rate of 1 1/2% per month or at the highest rate permitted by law (whichever is less), from the date due until paid. If the due date occurs on a weekend or Holiday, the late payment charge shall begin to accrue on the next succeeding Business Day.

11.5 Billing Disputes. In the event of a billing dispute, the Party asserting the billing dispute must notify the other Party in writing within the time period specified herein for raising billing disputes. Each Party must furnish within ten (10) days of notice of such dispute all detailed billing calculations for the amount in dispute to the other Party. When the billing dispute is resolved, the Party owing shall pay the amount owed within thirty (30) days of the date of such resolution, with late payment interest charges calculated on the amount owed in accordance with Section 11.4. Undisputed portions of amounts invoiced under this Agreement shall be paid on or before the due date or shall be subject to the late payment interest charges set forth in Section 11.4. Neither Party shall have the right to challenge with a monthly bill or annual true-up invoice or bring to court or take any administrative action with respect to a billing dispute after a period of two (2) years from the date that an invoice was due.

ARTICLE 12 – DEFAULT; TERMINATION

12.1	Events of Default of AER.

12.1.1 Any of the following shall constitute an Event of Default of AER upon its occurrence and no cure period shall be applicable:

A.	AER’s or Comverge, Inc.’s dissolution or liquidation; provided, however, that a reorganization of AER or Comverge, Inc.’s into other or multiple entities shall not constitute dissolution or liquidation if AER and Comverge, Inc. (and/or the applicable entity) continues to guarantee full performance under the Agreement in a writing reasonably acceptable to CL&P;

B.	AER’s or Comverge, Inc.’s filing of a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or AER or Comverge, Inc.’s voluntarily taking advantage of any such law or act by answer or otherwise; or

C.	The making of an assignment contrary to Article 20.

12.1.2 Except for any other specified notice and cure periods, any of the following shall constitute an Event of Default of AER upon its occurrence unless cured within thirty (30) days after the date of written notice from CL&P to AER as provided for in Section 13.1:

A.	AER’s failure to perform any material obligations under the terms of this Agreement, or to maintain in effect any material agreements that would impair its ability to deliver Contract Capacity

B.	AER’s failure to comply with any other material obligation under this Agreement; or,

C.	Any material misrepresentation by AER related to this Agreement;

12.1.3 Any of the following shall constitute an Event of Default of AER upon its occurrence unless cured within sixty (60) days after the date of written notice from CL&P to AER as provided for in Section 13.1:

A.	The filing of a case in bankruptcy or any proceeding under any other insolvency law against AER and/or Comverge as debtor that could materially impact AER’s ability to perform its obligations hereunder; provided, however, that AER does not obtain a stay or dismissal of the filing within the cure period, or,

B.	AER’s failure to maintain the ***.

12.1.4 The following event shall constitute an Event of Default of AER upon its occurrence unless cured within ten (10) days after the date of written notice from CL&P to AER as provided for in Section 13.1: AER’s failure to make any payment due hereunder. For all late payments, regardless of any cure period, Section 11.4 applies.

12.2 Events of Default of CL&P.

12.2.1 Any of the following shall constitute an Event of Default of CL&P upon its occurrence and no cure period shall be applicable:

A.	CL&P’s dissolution or liquidation; provided, however, that a reorganization of CL&P into other or multiple entities shall not constitute dissolution or liquidation if CL&P (and/or the applicable entity as the case may be) continues to guarantee full performance under the Agreement in a writing reasonably acceptable to AER; or

B.	CL&P’s filing of a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or CL&P voluntarily taking advantage of any such law or act by answer or otherwise.

12.2.2 Any of the following shall constitute an Event of Default of CL&P upon its occurrence unless cured within thirty (30) days after the date of written notice from AER to CL&P as provided for in Section 13.1.

A.	CL&P’s failure to comply with any material obligation under this Agreement; or,

B.	Any material misrepresentation by CL&P related to this Agreement.

12.2.3 The following event shall constitute an Event of Default of CL&P upon its occurrence unless cured within sixty (60) days after the date of written notice from AER to CL&P as provided for in Section 13.1: the filing of a case in bankruptcy or any proceeding under any other insolvency law against CL&P that could materially impact CL&P’s ability to perform its obligations hereunder; provided, however, that CL&P does not obtain a stay or dismissal of the filing within the cure period.

12.2.4 The following event shall constitute an Event of Default of CL&P upon its occurrence unless cured within ten (10) days after the date of written notice from AER to CL&P as provided for in Section 13.1: CL&P’s failure to make any payment due hereunder. For all late payments, regardless of any cure period, Section 11.4 applies.

12.3 Termination. Either Party may, upon written notice to the other Party, terminate this Agreement if any one or more of the Events of Default of the other Party described in this Article 12 occurs and is not cured within the cure periods set forth herein. Neither Party shall have the right to terminate this Agreement, except as provided for upon the occurrence of an Event of Default as described above or as otherwise may be explicitly provided for in this Agreement, ***. Except as expressly provided in this Agreement, nothing in this Agreement shall be construed to limit any right or remedy available at law or in equity to the Parties, including the right to any and all damages for any breach or other failure to perform hereunder. All remedies in this Agreement shall survive termination, cancellation or expiration of this Agreement and are cumulative. Upon termination, AER shall cease all operations and actions under the Agreement and CL&P shall pay AER for all payments due up until the termination date. Each Party shall promptly return to the other any and all materials, information, documentation, or other product belonging to that Party. In addition to the foregoing, following the expiration or termination of this Agreement, ***:

(a)	***

(i)	***;

(ii)	***;

(iii)	***.

(b)	***.

12.4 Special Bankruptcy Provision. Because of the importance of this Agreement in promoting the goals of the Energy Independence Act, it is agreed that in the event AER should ever seek protection under the provisions of the bankruptcy laws of the United States or under any insolvency act of any state, and AER or its representative trustee considers whether to assume or reject this Agreement under such bankruptcy law provisions, the appropriate standard to apply in consideration of rejection is a standard more rigorous than the usual business judgment standard, such more rigorous standard being appropriate to balance the burdens to the bankruptcy estate against the impact on Connecticut electric ratepayers; and in such consideration, to give equal or greater weight to the public interest in the adequate, efficient and reasonable provision of electric utility service at just and reasonable rates, including the effect that a rejection of this Agreement would have on Connecticut electric ratepayers.

ARTICLE 13 – CONTRACT ADMINISTRATION AND NOTICES

13.1 Notices in Writing. Notices required by this Agreement shall be addressed to the other Party, including the other Party’s representative at the addresses noted in Appendix F. Any notice, request, consent or other communication required or authorized under this Agreement to be given by one Party to the other Party shall be in writing. It shall either be personally delivered, or mailed, return receipt requested, or by overnight carrier. Any such notice, request, consent or other communication shall be deemed to be given when delivered. Routine communications concerning Participating Facility operations or other matters as expressly agreed to by the Parties shall be exempt from the requirements of this Section 13.1 and may be made in any manner agreed to by the Parties.

13.2 Changes. Either Party may, by written notice to the other Party (pursuant to the provisions contained in Article 13.1), change the representative or the address to which such notices and communications are to be sent.

13.3 Authority of Representatives. The Parties’ designated representatives, including Frank Evans for AER and Ronald Araujo for CL&P shall have authority to act for their respective principals in all technical matters relating to performance of this Agreement and to attempt to resolve disputes or potential disputes. However, they shall not have the authority to amend or modify any provision of this Agreement.

13.4 Operating Records. AER shall each keep complete and accurate records and all other data required for the purposes of proper administration of this Agreement (including but not limited to verification of performance of Participating Facilities), including such records as may be required from time to time by state or federal regulatory authorities. AER shall retain all such records pursuant to the requirements in Section 22.16 and allow CL&P access to such records for *** following termination or expiration of this Agreement and forward all such records to CL&P within ten days following the termination or expiration of this Agreement. In addition to the foregoing, AER shall provide to CL&P and/or the CT DPUC any such operating records as may be required by AER and/or CL&P to verify the performance of the Program and/or the performance of the Parties under this Agreement.

13.5 Billing and Payment Records. To facilitate payment and verification, AER and CL&P shall keep all books and records necessary for billing and payments (as well as verification of the same) and grant the other Party reasonable access to those records during regular business hours and with reasonable notice. Each Party shall bear its own costs and expenses incurred in connection with any review or audit of such records for a period of two (2) years following termination or expiration of the Agreement.

13.6 Program Management Procedures. The Parties shall design and institute program management procedures within thirty (30) days following the Start Date, which procedures shall include, without limitation, a provision for regular meeting times to discuss the Program, including a governance and an escalation plan. To the extent such procedures are signed by both Parties, such program procedures will form a part of this Agreement.

13.7	Dispute Resolution.

13.7.1	Negotiation Between Executives. The Comverge and CL&P shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement and/or the Work, promptly by negotiation between executives with authority to settle the controversy and who are at a higher level of management than the persons with direct responsibility for administration of this Agreement. Any party may give the other party written notice of any dispute not resolved in the normal course of business. Such notice shall include: (a) a statement of that requesting party’s position and a summary of arguments supporting that position; and (b) the name and title of the executive who will be representing that party and of any other person who will accompany the executive. Within fifteen (15) days after delivery of the notice, the receiving party shall respond with: (i) a statement of that party’s position and a summary of arguments supporting that position; and (ii) the name and title of the executive who will represent that party and of any other person who will accompany the executive. Within thirty (30) days after delivery of the initial notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the dispute. All negotiations pursuant to this Article 13 are confidential and shall be treated as compromise and settlement negotiations for purposes of applicable law and rules of evidence.

13.7.2	Mediation. If the dispute has not been resolved by negotiation within forty-five (45) days after the disputing party’s notice, or if the parties failed to meet within thirty (30) days, each as contemplated in this Article 42, the parties shall endeavor to settle the dispute by non-binding mediation under the then current CPR Mediation Procedure; provided, however, that if one party fails to participate as provided herein, the other party can initiate mediation prior to the expiration of the forty-five (45) days. Unless otherwise agreed, the parties will select a mediator from the CPR Panels of Distinguished Neutrals.

13.7.3	Arbitration. All Disputes in question not resolved by mediation between the parties to this Agreement shall be submitted to private, binding arbitration with AAA at the AAA regional office closest to the headquarters of the CL&P or by a mutually agreed upon arbitrator, and shall be conducted in accordance with the then current AAA Commercial Arbitration Rules, as applicable, then in effect, or a mutually agreed upon set of arbitration rules. This agreement to arbitrate and any other agreement or consent to arbitrate entered into in accordance herewith will be specifically enforceable by any court having jurisdiction. Notice of demand for arbitration must be filed in writing with the other party to this Agreement and with AAA. The demand must be made within a reasonable time after the dispute has arisen. In no event may the demand for arbitration be made if the institution of legal or equitable proceedings based on such dispute is barred by the applicable statute of limitations. Any arbitration may be consolidated with any other arbitration proceedings. The arbitrators will have no authority to award attorneys’ fees, punitive, or treble damages to any party. The award of the arbitrator shall be specifically enforceable in a court of competent jurisdiction. If the total dispute, exclusive of interest and arbitration costs, does not equal or exceed one million dollars ($1,000,000.00), the arbitration shall be heard by one (1) neutral arbitrator. If the total dispute equals or exceeds one million dollars ($1,000,000.00), then the arbitration shall be heard by three (3) neutral arbitrators. The procedures for the resolution of disputes set forth herein shall be the sole and exclusive procedures for the resolution of disputes; provided, however, that a party may seek a preliminary injunction or other preliminary judicial relief if in its judgment such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action, the parties will continue to participate in good faith in the procedures specified herein.

13.7.4

Powers of Arbitrator(s). The arbitrator is not empowered to award damages in excess of compensatory damages (including liquidated damages specified herein) and each party expressly waives and foregoes any right to punitive, exemplary or similar damages unless a statute requires that compensatory damages be increased in a specified manner. All costs of the arbitration shall be paid equally by the parties, unless the award shall specify otherwise. Each party shall be responsible for its own expenses, including attorney’s fees. Both parties shall be afforded adequate opportunity to present information in support of its position on the dispute being arbitrated. The arbitrator may also request additional information from the parties.

13.7.5	Continued Performance. Unless otherwise directed by CL&P, AER shall continue performance of the Work in compliance with the Agreement and CL&P shall pay AER for such performance, notwithstanding the existence of any claim, dispute and/or proceeding between the Comverge and CL&P. Nothing herein shall prejudice, impair or otherwise prevent CL&P from receiving equitable relief, including an order for specific performance and/or an injunction, from an appropriate governmental authority pending the conclusion of any mediation and/or arbitration proceeding.

ARTICLE 14 – FORCE MAJEURE

14.1 Definition of Force Majeure. The term Force Majeure, as used in this Agreement, means causes or events beyond the reasonable control of, and without the fault or negligence of the Party claiming Force Majeure, including, without limitation, acts of God, sudden actions of the elements such as floods, earthquakes, hurricanes or tornadoes; sabotage; vandalism beyond that which could reasonably be prevented by a Party; terrorism; war; riots; fire; explosion; epidemic or pandemic; extreme weather conditions, blockades; insurrection; strike; slow down or labor disruptions (even if such difficulties could be resolved by conceding to the demands of a labor group); network or internet failure by reason of a computer virus provided that AER has complied with CL&P approved corporate IT security measures, as provided in advance by CL&P; any disruption of electrical power in the CL&P service territory preceding a Dispatch Event or during a Dispatch Event that prevents the proper operation of the DLCS; any failure, or partial failure of a paging tower or system; actions by federal, state, municipal or any other government or agency (including the adoption or change in any rule or regulation or environmental constraints lawfully imposed by federal, state or local government bodies, with the exception of any regulatory or legislative changes leading to a termination but only if such actions or failures to act prevent or delay performance); and inability, despite due diligence, to obtain required licenses, permits or approvals, provided that such inability is not caused by the Party claiming the Force Majeure.

14.2 Exceptions to Force Majeure. Except as otherwise provided in Section 14.1, the term Force Majeure does not include:

14.2.1 any full or partial curtailment in the operation of a Participating Facility that is caused by or arises from the act or acts of any vendor, materialman, customer or supplier of AER, unless such act or acts is itself excused by reason of Force Majeure; or

14.2.2 any full or partial curtailment in the operation of a Participating Facility that is caused by or arises from a Control Device breakdown, or fires, explosions, or other mishap or events or conditions attributable to normal wear and tear or flaws in the Control Device

14.2.3 any inability by AER to sign up sufficient customers for participation in the Program as required under this Agreement

14.2.4 ***.

14.3 Applicability of Force Majeure. Neither Party shall be responsible or liable for any delay or failure in its performance under this Agreement (except for payment obligations) due solely to conditions or events of Force Majeure, provided that:

14.3.1 the non-performing Party gives the other Party prompt written notice describing the particulars of the occurrence of the event of Force Majeure;

14.3.2 the suspension of performance is of no greater scope and of no longer duration than is required by the event of Force Majeure;

14.3.3 the non-performing Party proceeds with reasonable diligence to remedy its inability to perform and provides weekly progress reports to the other Party describing actions taken to end the event of Force Majeure; and

14.3.4 when the non-performing Party is able to resume performance of its obligations under this Agreement, the non-performing Party shall give the other Party written notice to that effect.

14.4 Limitations on Effect of Force Majeure. In the event of any delay or failure of performance caused by conditions or events of Force Majeure, which would otherwise constitute an Event of Default pursuant to Article 12, the cure provisions of Article 12 shall not apply and such delay or failure of performance, if not previously cured, shall become an Event of Default on that date which is six (6) months from the date of notice provided for in Section 14.3.1. The Party not claiming Force Majeure may, at any time following the end of such six (6) month period, terminate this Agreement upon written notice to the affected Party, without further obligation by the terminating Party except as to costs and balances incurred prior to the effective date of such termination. The Party not claiming Force Majeure may, but shall not be obligated to, extend such six (6) month period, for such additional time as it, at its sole discretion, deems appropriate, if the affected Party is exercising due diligence in its efforts to cure the conditions or events of Force Majeure.

14.5 Effect of Force Majeure on Capacity Payments. For purposes of, and pursuant to, the monthly Capacity Payment calculation specified in Appendix B, a Participating Facility’s Contract Capacity shall be considered to be unavailable during all hours where AER is unable to provide or deliver such Contract Capacity due to an event of Force Majeure (i.e., no Capacity Payment is required to be made), provided, that such event is not caused by, and does not result from, CL&P’s failure to perform in accordance with the provisions of this Agreement.

ARTICLE 15 – REPRESENTATIONS AND WARRANTIES

15.1 AER’s Representations and Warranties. AER represents and warrants the following:

15.1.1	AER is a corporation duly organized under the laws of the State of Delaware. AER is qualified to do business in each jurisdiction where the failure to so qualify would have a material adverse effect on the business or financial condition of AER. AER has all requisite power and authority to conduct its business, to own its properties, and to execute, deliver and perform its obligations under this Agreement.

15.1.2	***.

15.1.3	AER has the expertise, experience and qualifications to perform its obligations under this Agreement, including an understanding of CL&P’s needs and the requirements of the Energy Independence Act.

15.1.4	AER is or will be properly licensed and permitted insofar as required to perform its obligations under this Agreement.

15.1.5	AER possesses all ownership of intellectual property rights required to be used in connection with AER’s performance of its obligations under this Agreement and use of the Software will not infringe any third party copyright, patent, trade secret or any other proprietary right.

15.1.6	The execution, delivery and performance of its obligations under this Agreement by AER have been duly authorized by all necessary action, and do not and will not:

A.	require any consent or approval of AER’s Board of Directors, or shareholders, other than that which has been obtained and is in full force and effect;

B.	violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to AER or violate any provision in any formation documents of AER, the violation of which could have a material adverse effect on the ability of AER to perform its obligations under this Agreement;

C.	result in a breach of or constitute a default under AER’s formation documents or bylaws, or under any agreement relating to the management or affairs of AER or any indenture or loan or credit agreement, or any other agreement, lease or instrument to which AER is a party or by which AER or its properties or assets may be bound or affected, the breach or default of which could reasonably be expected to have a material adverse effect on the ability of AER to perform its obligations under this Agreement; or

D.	other than results from financing documents involving AER’s senior lender, result in, or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than as may be contemplated by this Agreement) upon or with respect to any of the assets or properties of AER now owned or hereafter acquired, the creation or imposition of which could reasonably be expected to have a material adverse effect on the ability of AER to perform its obligations under this Agreement.

15.1.7 This Agreement is a valid and binding obligation of AER.

15.1.8 The execution and performance of this Agreement by AER will not conflict with or constitute a breach or default under any contract or agreement of any kind to which AER is a party or any judgment, order, statute or regulation that is applicable to AER.

15.1.9 AER shall (i) respond to Customer complaints, with CL&P’s reasonable assistance, in a timely fashion, and to Customer’s and CL&P’s reasonable satisfaction and (ii) shall make commercially reasonable efforts to resolve any such complaints, resulting from the Program, both of which the Parties agree are material obligations under this Agreement.

15.1.10 AER shall comply with all applicable local, state and federal laws, regulations and ordinances, including but not limited to equal opportunity and affirmative action requirements and all applicable federal, state and local environmental laws and regulations presently in effect or which may be enacted during the Term of this Agreement

15.1.11 AER shall disclose to CL&P, to the extent that, and as soon as it is known to AER, any alleged violation of any environmental laws or regulations arising out of the construction or operation of any Participating Facility, or the alleged presence of

Environmental Contamination at any Participating Facility or on its site, or the existence of any past or present enforcement, legal or regulatory action or proceeding relating to such alleged violation or alleged presence of Environmental Contamination.

15.1.12 For the term of this Agreement, AER warrants that all DLCS equipment, Software, systems and materials it supplies shall be free from defects in title, design, material and workmanship and shall conform to the specifications provided to CL&P and any specifications set forth in the Agreement. If the warranty set forth in this Section 15.1.8 is breached, AER shall at its option and expense, either repair or replace the affected equipment and materials within thirty days of notice.

15.1.13 AER warrants that any services performed or provided by, through, or on behalf of AER as part of or in connection with the Agreement shall (i) be performed by personnel who are fully qualified and competent and whose recommendations, guidance and performance reflect professional knowledge, judgment, and performance in accordance with professional standards applicable to the utility industry and/or the direct load control industry; and (ii) comply with and conform to all provisions of the Agreement and to any and all provisions of any and all applicable laws. If CL&P determines that any portion of the Services performed by, through, and/or on behalf of AER fails to comply with the warranties set forth in this Section 15.1, AER shall, at its sole cost and at CL&P’s option, (i) correctly re-perform such services or correct the defect or error in the design, plan, drawing, specification, data or information, or (ii) return to CL&P the charges paid by CL&P and attributable to such services or defective or erroneous design, plan, drawing, specification, data or information supplied. CL&P shall have the right to set-off against other amounts due AER hereunder or otherwise any amount owed by AER to CL&P.

15.1.14 Completion Warranty. AER warrants that it shall complete all services in accordance with the Project schedule. If the services fall behind schedule due to causes attributable to AER or any subcontractor or any person under its and/or their respective control, AER shall, at its sole expense, use its commercially best efforts to restore the services to schedule, including but not limited to the following measures: placing its forces and those of its subcontractors on extended working hours; assigning additional forces to the work, establishing expedited, priority treatment for the acquisition, fabrication, and delivery of the materials, equipment and supplies necessary to complete the work.

In the event that Comverge fails to satisfy any warranty obligations or remedies set forth in this Agreement and /or any other obligations in accordance with applicable Agreement terms, CL&P may exercise all available rights and remedies under law and/or equity.

15.2 CL&P’s Representations and Warranties. CL&P represents and warrants the following:

15.2.1 CL&P is a corporation duly organized under the laws of the State of Connecticut and is qualified to do business in each other jurisdiction where the failure to so qualify would have a material adverse effect upon the business or financial condition of CL&P. CL&P has all requisite power and authority to conduct its business, to own its properties, and to execute, deliver and perform its obligations under this Agreement.

15.2.2 The execution, delivery and performance of its obligations under this Agreement by CL&P have been duly authorized by all necessary corporate action, and do not and will not:

A.	subject to obtaining the regulatory approvals identified in Section 19.2, violate any provision of law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to CL&P or violate any provision in any corporate documents of CL&P, the violation of which could have a material adverse effect on the ability of CL&P to perform its obligations under this Agreement;

B.	result in a breach of or constitute a default under CL&P’s charter or bylaws, or under any agreement relating to the management or affairs of CL&P, or any indenture or loan or credit agreement, or any other agreement, lease or instrument to which CL&P is a party or by which CL&P or its properties or assets may be bound or affected, the breach or default of which could reasonably be expected to have a material adverse effect on the ability of CL&P to perform its obligations under this Agreement; or

C.	result in, or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than as may be contemplated by this Agreement) upon or with respect to any of the assets or properties of CL&P now owned or hereafter acquired, the creation or imposition of which could reasonably be expected to have a material adverse effect on the ability of CL&P to perform its obligations under this Agreement.

15.2.3 This Agreement is a valid and binding obligation of CL&P.

15.2.4 The execution and performance of this Agreement will not conflict with or constitute a breach or default under any contract or agreement of any kind to which CL&P is a party or any judgment, order, statute or regulation that is applicable to CL&P.

ARTICLE 16 – INSURANCE

16.1 AER’s Insurance Requirements. AER shall obtain and maintain in effect throughout the Term of this Agreement such insurance policies and coverage as is required by law and as set out in Appendix G. AER shall be solely responsible for payment of any and all deductible amounts relating to any and all of the policies of insurance required by this Article 16 and Appendix G. AER shall ensure that its broker shall provide CL&P with replacement certificates evidencing required insurance coverage prior to the expiration of prior certificates. Failure to provide such certificates shall be grounds for withholding payment.

16.2 Changes to Insurance Minimum Limits. CL&P shall have the right, at times deemed appropriate by CL&P during the Term of this Agreement, to request AER to increase the insurance minimum limits specified in Appendix G in order to maintain reasonable coverage amounts. AER shall make all reasonable efforts to comply with such request at CL&P’s expense, unless AER already has the requested coverage.

16.3 Notice to CL&P. Notwithstanding any provision of the insurance policies, such policies may not be canceled, non-renewed or materially changed without the insurer giving thirty (30) days’ prior written notice to CL&P or ten (10) days prior written notice in the event of non-payment. All other terms and conditions of such policy shall remain unchanged.

16.4 Certificates of Insurance Required. Within 15 days of execution of this Agreement, AER shall provide CL&P a certificate(s) of insurance verifying the existence of insurance coverages and endorsements required by Appendix G. Failure of AER to obtain the insurance coverages required by this Article 16, or to provide CL&P with the certificates of insurance, shall in no way relieve AER of the insurance requirements of this Article 16 or limit AER’s obligations and liabilities under any provision of this Agreement.

16.5 Application of Proceeds. For the Term, and subject to the requirements of the financing documents and the rights or remedies of the senior lender thereunder, AER shall apply any and all insurance proceeds received in connection with the damage or destruction of the Participating Facilities toward the repair, reconstruction or replacement of the Participating Facilities. In the event that such proceeds are insufficient to repair, reconstruct or replace the Participating Facilities, AER will remain solely responsible for the same.

ARTICLE 17 – INDEMNITY

17.1 General. *** (THE “INDEMNIFYING PARTY”) SHALL FULLY INDEMNIFY AND DEFEND *** AND HOLD HARMLESS *** AND EACH OF *** SUBSIDIARIES AND AFFILIATES, AND THE PARTNERS, MEMBERS, PARTICIPANTS, PRINCIPALS, REPRESENTATIVES, SHAREHOLDERS, DIRECTORS, TRUSTEES, OFFICERS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS OF EACH OF THEM (THE “INDEMNIFIED PARTY”) FROM AND AGAINST ANY AND ALL LOSSES, COSTS, DAMAGES, INJURIES, LIABILITIES, CLAIMS, DEMANDS, PENALTIES AND INTEREST, INCLUDING REASONABLE ATTORNEYS’ FEES (“DAMAGES”), DIRECTLY OR INDIRECTLY RELATED TO THIS AGREEMENT OR THE PERFORMANCE OR NON-PERFORMANCE THEREOF, TO THE EXTENT CAUSED OR CONTRIBUTED TO BY (A) THE FAULT, INTENTIONAL ACT, NEGLIGENCE OR STRICT LIABILITY OF THE INDEMNIFYING PARTY OR ITS SUBSIDIARIES, AFFILIATES, CONTRACTORS OR SUBCONTRACTORS OR ANY OF THE OFFICERS, PARTNERS, MEMBERS, PARTICIPANTS, SHAREHOLDERS, PRINCIPALS, DIRECTORS, TRUSTEES, EMPLOYEES, AGENTS, REPRESENTATIVES, SUCCESSORS OR ASSIGNS OF ANY OF THEM OR (B) A BREACH BY THE INDEMNIFYING PARTY OF THIS AGREEMENT, INCLUDING THE MATERIAL BREACH OF THE REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INDEMNIFYING PARTY.

17.2 Environmental. AER shall indemnify, defend and hold CL&P harmless from and against all claims, demands, losses, liabilities, penalties and expenses (including reasonable attorneys’ fees) for personal injury or death to persons, damage to or loss of property, and response costs relating to Environmental Contamination, arising out of, resulting from or caused by the violation of any applicable environmental laws or the negligent or tortuous acts, errors or omissions of AER (or its respective officers, employees, agents and contractors) with respect to the release of hazardous materials at or from any Participating Facility, except to the extent that such violation, injury, death, loss, liability or response costs are attributable to the negligent or tortuous acts, errors or omissions of CL&P (or its officers, employees, agents or contractors). ***.

17.3 Intellectual Property. AER will indemnify, defend and hold CL&P harmless from and against all losses incurred by CL&P arising out of or connected with a thirty party claim relating to: infringement of such third party’s patent, copyright, trademark, trade secret, confidentiality or other right by AER’s DLCS; provided, that (i) such use by CL&P that infringes is consistent with the use described in or contemplated by the Parties; (ii) such infringement or misappropriation is not based on the combination or integration of any software or any other device or product not contemplated by AER or this Agreement; (iii) such design or software, if any, was not effected by CL&P with CL&P’s knowledge (actual or constructive) of any infringement or misappropriation issue related thereto. If CL&P provides AER with notice of a claim of infringement with respect to any material, equipment of information used in connection with the DLCS or if the use of all or any portion of the DLCS is enjoined due to a claim of infringement, AER shall promptly and at its sole cost and expense either (i) procure for CL&P the right to continue to use the DLCS or (ii) replace the DLCS with non-infringing and functionally equivalent DLCS, (iii) modify the DLCS so that it becomes non-infringing and functionally equivalent or (iv) take such other action as is necessary to assure CL&P’s uninterrupted use of the DLCS. ***.

17.4 Procedures.

17.4.1 Promptly after receipt by a Party of any claim or notice of the commencement of any action, administrative or legal proceeding, or investigation as to which the indemnity provided for in this Article may apply, the Indemnified Party shall notify the Indemnifying Party in writing of such fact, but the failure so to notify such Indemnifying Party of any such action shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party except to the extent that such failure to notify shall adversely affect the rights of the Indemnifying Party. The Indemnifying Party shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense thereof with counsel designated by the Indemnifying Party and satisfactory to the Indemnified Party; provided, however, that if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to, or inconsistent with, those available to the Indemnifying Party, the Indemnified Party shall have the right to select and be represented by separate counsel, at the Indemnifying Party’s expense, unless a liability insurer is willing to pay such costs.

17.4.2 The Indemnifying Party shall bear the reasonable fees and expenses of the counsel retained by the Indemnified Party if (i) the Indemnified Party shall have retained such counsel in accordance with the preceding paragraph 17.4.1, (ii) the Indemnifying Party shall elect not to assume the defenses of such action, (iii) the Indemnifying Party, within a reasonable time after notice of the commencement of the action, shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party, or (iv) the Indemnifying Party shall have authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. An Indemnified Party shall not enter into a settlement or other compromise with respect to any claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The Indemnifying Party shall not enter into a settlement or other compromise with respect to any claim against the Indemnified Party without the Indemnified Party’s consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person, and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party. If the Indemnifying Party fails to assume the defense of a claim meriting indemnification, the Indemnified Party may at the expense of the Indemnifying Party contest, settle or pay such claim, provided that settlement or full payment of any such claim may be made only following consent of the Indemnifying Party or, absent such consent, with the written opinion of the Indemnified Party’s counsel that such claim is meritorious or warrants settlement.

17.4.3 Except as otherwise provided in this Article, in the event that a Party is obligated to indemnify and hold the other Party and its successors and assigns harmless under this Article 17, the amount owing to the Indemnified Party will be the amount of the Indemnified Party’s actual loss net of any insurance proceeds received by the Indemnified Party following a reasonable effort by the Indemnified Party.

ARTICLE 18 – LIMITATION OF LIABILITY

18.1 LIMITATION OF LIABILITY. NEITHER PARTY NOR ITS SUBSIDIARIES OR AFFILIATES NOR THE OFFICERS, AGENTS, EMPLOYEES, REPRESENTATIVES, PARTICIPANTS, PARTNERS, MEMBERS, SHAREHOLDERS, PRINCIPALS, DIRECTORS, TRUSTEES, SUCCESSORS OR ASSIGNS OF ANY OF THEM SHALL IN ANY EVENT BE LIABLE TO THE OTHER PARTY OR ITS SUBSIDIARIES OR AFFILIATES OR THE OFFICERS, AGENTS, EMPLOYEES, REPRESENTATIVES, PARTICIPANTS, PARTNERS, MEMBERS, SHAREHOLDERS, PRINCIPALS, DIRECTORS OR TRUSTEES OF ANY OF THEM FOR INCIDENTAL, PUNITIVE, CONSEQUENTIAL (EXCEPT AS PROVIDED FOR HEREIN), SPECIAL, OR INDIRECT DAMAGES OF ANY NATURE, ARISING AT ANY TIME, FROM ANY CAUSE WHATSOEVER, WHETHER ARISING IN TORT, CONTRACT, WARRANTY, STRICT LIABILITY, BY OPERATION OF LAW OR OTHERWISE, CONNECTED WITH OR RESULTING FROM PERFORMANCE OR NON-PERFORMANCE UNDER THIS AGREEMENT. NOTHING IN THIS ARTICLE 18 SHALL BE DEEMED TO AFFECT OR LIMIT THE RIGHT OF AN INDEMNIFIED PARTY TO CLAIM INDEMNIFICATION FROM THE INDEMNIFYING PARTY UNDER ARTICLE 17. THE LIMITATIONS OF LIABILITY CONTAINED HEREIN SHALL NOT APPLY IN CONNECTION WITH THIRD PARTY CLAIMS FOR LOSS OF LIFE, PERSONAL INJURY OR DAMAGE TO PROPERTY.

ARTICLE 19 – COMPLIANCE WITH LAW AND REGULATORY REQUIREMENTS

19.1 Compliance with the Law. Each Party shall at all times comply with all applicable laws, ordinances, rules and regulations applicable to it. As applicable, each Party shall give all required notices and shall procure and maintain all necessary governmental licenses, necessary for performance of this Agreement, and shall pay its respective charges and fees in connection therewith.

19.2 Regulatory Compliance. AER acknowledges that CL&P is required to file with the CT DPUC certain information regarding the Program, including this Agreement. CL&P is further required by the CT DPUC to monitor the Program. Accordingly, AER acknowledges and agrees that nothing in this Agreement shall prohibit CL&P from providing any and all information to the CT DPUC as the CT DPUC may, from time to time, require and request, with respect to the Program and this Agreement, including the filing of this Agreement with the CT DPUC. CL&P will file this Agreement, and any other confidential information, with the CT DPUC pursuant to a motion for protective order for confidential treatment of the same. AER further acknowledges and agrees that it will cooperate with CL&P as necessary or required in order for to CL&P to comply with any and all requirements or directives of the CT DPUC in connection with the Program. In the event that the CT DPUC does not approve the Agreement in its entirety or does not allow CL&P to recover all costs of the Program from retail ratepayers on a timely non-deferred basis, the Parties shall negotiate in good faith terms and conditions of the Agreement that may need to be amended in light of such CT DPUC’s action, provided that if such an amendment is not reached within sixty (60) days of the DPUC’s disapproval of the Agreement or disallowance of cost recovery, as the case may be, then this Agreement shall be of no further force and effect as of the expiration of such sixty (60) day period and neither party shall have any further obligation to the other party in connection with the Program or this Agreement. CL&P acknowledges that AER, through its parent, may be required to file with the Securities and Exchange Commission (“SEC”) certain information regarding the Program, including this Agreement. Accordingly, CL&P acknowledges and agrees that nothing in this Agreement shall prohibit AER from providing any and all information to the SEC as the SEC may, from time to time, require and request, with respect to the Program and this Agreement, including the filing of this Agreement with the SEC, provided that AER will provide CL&P with prompt and timely notice of any and all SEC requirements regarding the Program and this Agreement and reasonably cooperate with CL&P in using commercially reasonably efforts to ensure that confidential information that may be required to be provided to the SEC is accorded such confidential treatment (including but not limited to working together in connection with redacting confidential, proprietary and commercially sensitive information from the Agreement). If required to do so, AER will file this Agreement, and any other confidential information, with the SEC pursuant to a motion for protective order for confidential treatment of the same. CL&P further acknowledges and agrees that it will cooperate with AER as necessary or required in order for to AER to comply with any and all requirements or directives of the SEC in connection with the Program. The Parties agree that AER has required deadlines for filing with SEC and shall comply with those guidelines.

19.3 ***.

        ***.

ARTICLE 20 – ASSIGNMENT AND OTHER TRANSFER RESTRICTIONS

20.1 No Assignment Without Consent. Except as permitted below, neither Party shall assign this Agreement or any portion hereof, without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed. Prior notice of any such assignment shall be given to the other Party. Notwithstanding the above:

20.1.1	This Agreement may be assigned by AER, without the prior approval of CL&P: (i) as part of a reorganization, merger, share exchange, consolidation or sale or disposition of all or substantially all of the assets of AER, (ii) in an initial public offering, (iii) to a wholly owned subsidiary of AER, where AER shall be a guarantor, or (iv) for the benefit of AER’s lenders provided that, in all case, AER shall not be relieved from its obligations and liabilities under this Agreement. In the event of any such assignment, AER shall remain liable under this Agreement until (x) CL&P consents to the release of AER, (which such release shall not be unreasonably withheld or delayed) and (y) AER’s successor or assignee consents in writing to be bound by the obligations of AER.

20.1.2

This Agreement may be assigned by CL&P, without the prior approval of AER: (i) as part of a reorganization, merger, share exchange, consolidation or sale or disposition of all or substantially all of the assets of CL&P; (ii) to an affiliate; or (iii) for the benefit of CL&P’s lenders. In the event of any such assignment,

CL&P shall remain liable under this Agreement until (x) AER consents to the release of CL&P (which shall not be unreasonably withheld or delayed) and (y) CL&P’s successor or assignee consents in writing to be bound by the obligations of CL&P.

ARTICLE 21 – JOINT INTEREST

21.1 Cooperation by Parties. CL&P and AER believe it to be in their joint interest that the Program achieves a high degree of success and reaches the maximum possible number of Participants. Accordingly, CL&P and AER intend that, during the Term of the Agreement, CL&P shall, subject to the terms and conditions of this Agreement and of all applicable regulatory requirements which may exist during the Term of this Agreement, use commercially reasonable efforts to support and work with AER in connection with this Agreement.

ARTICLE 22 – MISCELLANEOUS

22.1 Waiver. The failure of either Party to enforce or insist upon compliance with or strict performance of any of the terms or conditions of this Agreement, or to take advantage of any of its rights thereunder, shall not constitute a waiver or relinquishment of any such terms, conditions or rights, but the same shall be and remain at all times in full force and effect.

22.2 Taxes/ Permits. AER shall be responsible for any and all present or future federal, state, municipal or other lawful taxes applicable by reason of the installation, ownership and operation of the DLCS under this Agreement, and all ad valorem taxes relating to the DLCS. For equipment that AER installs, AER shall be responsible for obtaining required and all permits necessary or requirement for the operation of the Program and performance of this Agreement and CL&P will provide reasonable support as may be necessary if requested to do so by AER.

22.3 Disclaimer of Third Party Beneficiary Rights. In executing this Agreement, CL&P does not, nor should it be construed to, extend its credit or financial support for the benefit of any third parties lending money to or having other transactions with AER. Nothing in this Agreement shall be construed to create any duty to, or standard of care with reference to, or any liability to, any person not a party to this Agreement.

22.4 Relationship of the Parties.

22.4.1 This Agreement does not create an association, joint venture or partnership between the Parties and does not impose any partnership obligation or liability upon either Party. Neither Party shall have any right, power or authority to enter into any agreement or undertaking for, or act on behalf of, or to act as an agent or representative of, the other Party. The relationship of AER to CL&P shall be that of independent contractor. This Agreement does not create an association, joint venture or partnership between the Parties and does not impose any partnership obligation or liability upon either Party. Neither Party shall have any right, power or authority to enter into any agreement or undertaking for, or act on behalf of, or to act as an agent or representative of, the other Party.

22.4.2 AER shall be solely liable for the payment of all wages, taxes and other costs related to the employment of persons to perform such services, including all federal, state and local income, social security, payroll and employment taxes and statutorily mandated workers’ compensation coverage. None of the persons employed by AER shall be considered employees of CL&P for any purpose; nor shall AER represent to any person that he or she is or shall become a CL&P employee.

22.4.4 All benefits, protections, indemnifications and other rights in favor of either Party under the Agreement shall also benefit, protect and indemnify the principals of that Party.

22.5 Confidentiality. The parties acknowledge and agree that during the Term, each party may provide to the other party confidential and/or proprietary information that is designated or otherwise identified orally or in writing as confidential or proprietary or which, under the circumstances surrounding disclosure, the receiving party should know is treated as confidential by the other party, including but not limited to information or materials related to the business of such party (the “Confidential Information”). Confidential Information shall include, without limitation, notes, documents, memoranda, or other writings including any materials which copy or disclose Confidential Information. Each party shall protect all such Confidential Information with at least the same degree of care its uses to protect its own confidential information, but under no circumstances with not less than a reasonable degree of care. Each party shall not disclose, provide or permit any other person to obtain the Confidential Information except for such of its employees with a need to know such information solely for the purpose of performing a party’s obligations under this Agreement and who are informed of the confidential nature of the Confidential Information. Such employees shall use the Confidential Information solely in connection with the performance of obligations under this Agreement and for no other purpose. Each party agrees to be responsible for any breach of this Section 22.5 by its employees. The confidentiality obligations set forth in this Section 22.5 shall not apply to any information that (i) is generally available to the public or previously known to the public, (ii) can reasonably be demonstrated was known to the receiving party prior to the execution of this Agreement, (iii) was obtained from a third party who did not, directly or indirectly, receive the same from the other party to this Agreement or from a party who was under an obligation of confidentiality to the other party to this Agreement, or (iv) was developed by either party independent of and without use or reference to any Confidential Information. Each receiving party shall, upon termination of this Agreement or at any time upon the request of the disclosing party, cease use of and promptly return or destroy all Confidential Information of the disclosing party then in its possession together with all copies thereof and certify in writing to the same.

Notwithstanding the preceding, Confidential Information may be disclosed to any governmental, judicial or regulatory authority requiring and requesting such Confidential Information pursuant to any applicable law, regulation, ruling, or order, provided that: (a) such Confidential Information is submitted under any applicable provision, if any, for confidential treatment by such governmental, judicial or regulatory authority; and (b) except with respect to a party’s regular reporting requirements under this Agreement, prior to such disclosure, the other party is given prompt notice of the disclosure requirement so that it may take whatever action it deems appropriate, including intervention in any proceeding and the seeking of any injunction to prohibit such disclosure.

22.6 Survival of Obligations. Cancellation, expiration or early termination of this Agreement shall not relieve the Parties of obligations that by their nature should survive such cancellation, expiration or termination, prior to the term of the applicable statute of limitations, including without limitation confidentiality, remedies or indemnities which obligation shall survive for the period of the applicable statute(s) of limitation including without limitation the following: After the expiration or termination of this Agreement, as the DLCS is owned by AER, AER forever releases CL&P and agrees to hold harmless, defend, and indemnify CL&P from any and all claims asserted by third-parties related, whether directly or indirectly, to the DLCS.

22.7 Invalidity. In case one or more of the provisions of this Agreement is determined to be invalid, illegal, or unenforceable in any respect, such provisions shall be reformed to the minimum extent necessary to cause such provision to be valid, legal or enforceable. If no such reformation is possible, then such provisions shall be deemed omitted and the balance of the Agreement shall remain valid and enforceable.

22.8 Complete Agreement; Amendments. The terms and provisions contained in this Agreement, including all appendices attached hereto, constitute the entire agreement between CL&P and AER with respect to the subject matter hereof and supersede all previous communications, representations or agreements, either oral or written, between CL&P and AER with respect to the subject matter hereof. *** This Agreement may be amended, changed, modified or altered, provided that such amendment, change, modification or alteration shall be in writing and signed by both Parties, provided, however that no such amendment shall be effective until submitted to and approved in its entirety by the CT DPUC.

22.9 Binding Effect. This Agreement, as it may be amended from time to time, shall be binding upon and inure to the benefit of the Parties’ respective successors-in-interest, legal representatives and assigns.

22.10 Headings. Captions and headings used in the Agreement are for ease of reference only and do not constitute a part of this Agreement.

22.11 Counterparts. This Agreement may be executed in any number of counterparts, and each executed counterpart shall have the same force and effect as an original instrument. All counterparts shall constitute a single instrument.

22.13 Governing Law. The interpretation and performance of this Agreement and each of its provisions shall be governed and construed in accordance exclusively with the laws of the State of Connecticut without regard to its conflicts of laws provisions.

22.14 No Gifts Or Inducements. Comverge and AER warrants and represents to CL&P that neither it has neither provided nor offered to provide any gifts, payments, or other inducements to any officer, employee or agent of CL&P for any purpose. Comverge and AER shall not provide or offer any gifts, payments, or other inducements to any officer, employee or agent of Utility for any purpose and shall ensure that no employee or agent of Comverge or AER offers and such gifts, payments or inducements.

22.15 Financial Statements. AER shall provide to CL&P all such financial information as CL&P may reasonably request from time to time. In addition to any such requested information, AER shall deliver to CL&P by April 15 of each Program Year a copy of Comverge, Inc.’s audited consolidated financial statements for the prior Program Year. All statements shall be prepared in accordance with generally accepted accounting principles. Upon becoming listed on a national stock exchange, AER shall make available its audited, annual financial statements to CL&P at the same time it releases such information publicly.

22.16 Document Retention. AER shall preserve the Program Information in its care, custody or control for a period of *** following termination of this Agreement (“Document Retention Period”) or, with respect to CL&P’s Confidential Information, return such Information to CL&P in a form acceptable to CL&P . AER shall not destroy any such Program Information prior to the expiration of the Document Retention Period absent CL&P’s prior written consent. All CL&P’s Confidential Information shall remain the exclusive property of CL&P, regardless of where it is stored. Subject to the restrictions contained herein regarding AER’s Confidential Information, CL&P reserves the right to access such Program Information at any time while such Information is in AER’s possession and such Information shall be provided to CL&P on a timely basis whenever requested, regardless of whether such requests are for audits, regulatory or legal proceedings such as lawsuits or arbitrations. Any CL&P Confidential Information in AER’s possession shall be disclosed to third parties only as necessary to comply with applicable laws and government orders or requests so long as CL&P receives advance written notice of such disclosure and an opportunity to contest such requests. AER agrees to access Confidential Information in its possession only for the purposes of performing the services under this Agreement and to operate or maintain its information systems and will take appropriate and CL&P approved measures and precautions to protect against unauthorized access or disclosure. It is AER’s responsibility to ensure that the Program Information is protected from damage or loss while in the AER’s care, custody or control, including making backups of such Program Information and using disaster recovery best practices for any computer systems used to store the Program Information. CL&P reserves the right to audit AER to ensure such Program Information is managed in accordance with this Article 22.16. Any Program Information that is AER’s Confidential Information shall be disclosed to CL&P or third parties only as necessary to comply with applicable laws and government orders or requests so long as AER receives advance written notice of such disclosure and an opportunity to contest such requests.

IN WITNESS WHEREOF, the signatories hereto represent that they have been appropriately authorized to enter into this Agreement on behalf of the Party for whom they sign. This Agreement is hereby executed as of the date first above stated.

ALTERNATIVE ENERGY RESOURCES, INC.		CONNECTICUT LIGHT AND POWER COMPANY

By:	/s/ Frank A. Magnotti	By:	/s/ Raymond Necci
Name:	Frank A. Magnotti	Name:	Raymond Necci
(Type or Print)		(Type or Print)
Title:	President	Title:	President

APPENDIX A

CONTRACT CAPACITY

I. Contract Capacity Schedule

The following table sets forth the cumulative Contract Capacity that AER will make available during the Term of the Agreement:

Program Year	Minimum Contract CapacityA (MW)	Expected Contract CapacityB (MW)	Target Contract CapacityC (MW)
PY 1	***	***	***
PY 2	***	***	***
PY 3	***	***	***
PY 4	***	***	***
PY 5	***	***	***
PY 6	***	***	***
PY 7	***	***	***
PY 8	***	***	***
PY 9	***	***	***
PY 10	***	***	***

A.	The Minimum Contract Capacity represents the cumulative Demand Reduction that must be delivered to CL&P in each Program Year.
B.	The Expected Contract Capacity Schedule represents the projected enrollment for Demand Reduction that the parties anticipate will be delivered to CL&P in each Program Year.
C.	The Target Contract Capacity represents the cumulative Demand Reduction that AER may not exceed in each of the Program Years under both this Agreement and the *** Contract.

A1

APPENDIX B

PRICING/PAYMENT CALCULATIONS

I. ***

***

***

II. Capacity Program Administration Payment.

As consideration for assuming responsibility for preparing the documentation and providing the financial assurance necessary to participate in the Forward Capacity Auction or comparable capacity program during the Term as authorized by CL&P in its discretion, in addition to the Annual Capacity Price, CL&P shall pay to AER ***.

In the event that CL&P elects to assume responsibility for preparing the documentation and providing the financial assurance necessary to participate in the Forward Capacity Auction or comparable capacity program during the Term, CL&P shall pay to AER ***.

B1

III. Total Payment Calculations per Program Year: ***

***

B2

***

A. ***

***

***

***

***

***

B3

***

1. ***

2. ***.

    ***

    ***.

    ***.

(1). ***p

***

***

B4

***

-

***

(2). ***

***

***-

***

(3). ***

***

***

B5

-

***

E. ***

***

IV.   ***

***

(i) ***

(ii) ***

B6

***

***

***

***

***

***

B7

APPENDIX C

MARKETING, RECRUITMENT AND RETENTION

1.0 Scope of Work. The Parties intend that the Program will be marketed as a CL&P Program, that AER’s role is acting solely as an agent on behalf of CL&P to administer the Program, and that all marketing materials will feature CL&P prominently. Marketing, recruitment and retention will include all activities required to solicit and retain Participants for the DLCS Program. Activities include, but are not limited to, the development of a Marketing Plan, enrollment and education materials and periodic communications to minimize Participant abandonment. CL&P will have final approval of all marketing and recruitment activities pursuant to Article 6. The Program will be evaluated by both Parties annually to monitor customer recruitment and retention.

2.0 Marketing Plan. On or before ***, CL&P and AER will work together to develop a Marketing Plan as provided in Article 6. CL&P and AER will agree on the final components of the Marketing Plan. The Marketing Plan will include:

2.1	Identifying and quantifying the target markets.

2.2	Developing a Communications and Marketing Plan to reach the target markets.

2.3	Developing the key messaging and support points.

2.4	The Marketing Plan may include the following promotional channels (“Marketing Channels”)

2.4.1	Direct Mail (timing TBD),

2.4.2	CL&P Bill Inserts, if mutually agreed to targets can be selected,

2.4.3	Employee awareness and ambassador program,

2.4.4	Grass Roots campaigns for residential and commercial customers,

2.4.5	CL&P’s small and medium commercial account reps and contractors to help support and cross sell the Program, as time allows as determined by CL&P,

2.4.6	Radio and Newspaper ads,

2.4.7	CL&P to strategically help cross promote the Program via its regular customer touches such as news letters, direct mail, brochures and online information as appropriate and as space is available,

2.4.8	Participation in fairs, events and cause marketing events to promote the Program,

2.4.9	Integrate Program information and signup process developed by AER at the CL&P website,

2.4.10	Banner Ads on the web - such as at Weather.com based on zip code entry,

2.4.11	HVACs Partnerships, and

C1

2.4.12	Co-marketing and other marketing channels given CL&P approval of AER for co-branding.

3.0	AER Responsibilities. AER agrees to:

3.1 Commence execution of the Marketing Plan and Recruiting Prospects. CL&P will prepare Prospect lists based on previously determined targets (including, as available, metering information, geographic location, NAICS codes and any other demographic information deemed appropriate in the marketing plan). *** AER retains the right to decline certain Prospects based solely on objective circumstances that prevent customer participation such as faulty or dangerous end-use equipment, unsafe working conditions for AER employees or low curtailment signal strength or objective criteria regarding load value, such as loads that are not coincident with CL&P’s summer peak.

3.2 Assign dedicated AER Project management staff to design, develop and distribute all enrollment materials including enrollment operations, education packages and other activities. Project management staff shall provide the following support activities:

•	Coordination and Planning;

•	Prepare Weekly and Ad-Hoc as needed Status Reports;

•	Attend Weekly and Ad Hoc as needed Implementation Meetings (phone); and

•	Attend Meetings when requested by CL&P.

3.3 Design and development of the marketing collateral. AER will design CL&P branded marketing collateral, according to CL&P standards and subject to CL&P approval pursuant to Article 6, which shall not be unreasonably withheld. Such approval shall include, without limitation, CL&P’s right to approve all uses of and references to its logos, trademarks and name at its sole discretion. As time is of the essence, CL&P will respond to request for approval of all requested materials in accordance with Article 6.

3.4 Mail an initial education package to potential Prospects. The package shall include information that describes how the specific features of the Program will work. The information shall be professionally printed and may include direct mail letters, brochures, free standing inserts, posters and CDs.

3.5 Be responsible for costs associated with a direct mail campaign, including but not limited to, concept, design, production, mailing and postage of all marketing collateral for the *** pieces mailed. *** In addition to direct mail, AER will be responsible for outreach to organizations such as trade associations, Chambers of Commerce and local publications.

3.6***

C2

***

***

***

3.7 With the assistance of CL&P, add to the existing CL&P Website a link acceptable to CL&P to include a comprehensive on-line customer education and enrollment experience.

3.8 Maintain the Customer Call Center to receive and respond to customer inquiries. AER will work with CL&P and provide example scripting for the call center agents. CL&P shall have the opportunity to comment on and approve the scripts, and such comments or approval shall be provided with 15 days of receipt of the final copy. AER will work with CL&P to identify linkages necessary between call centers.

3.8.1 Call Center Performance Metrics. AER shall set up a system to monitor and report to CL&P on a regular basis and will perform commercially best efforts to achieve the following call center performance metrics:

3.8.1.1***;

3.8.1.2. ***

3.9 Maintain an electronic Customer Contact log of the Facilities interested in participating in the Program and results from the inquiries. The Customer Contact Log shall include Customer Name, Facility Address, Contact Name and Phone number, customer feedback and answer time

3.10 Educate and train CL&P’s small and medium commercial account reps and contractors, if any, about the Program so that they can effectively cross sell to their eligible customer base.

C3

3.11 Develop and distribute periodic Participant communications designed to maintain high customer satisfaction and minimize dropout.

3.12 Track various customer incentives in the AER Tracking system. At the end of the Control Season, AER will create a listing of all customers who are eligible to receive an incentive by incentive type. AER will supply this list to CL&P within thirty (30) days of the M&V results being accepted by CL&P. Upon receipt, CL&P will review the customer list, and approve the participants for payment or recommend reasonable changes for approval, within fifteen (15) days of receipt of the list from AER.

3.13 Upon receipt by AER of the wire transfer, as defined and contingent upon Sections 4.13 and 4.14 in this Appendix, AER shall within thirty (30) days pay Participating Facilities either Residential Incentive Payments or Commercial Incentive Payments, as applicable, and provide the facilities with materials mutually acceptable by both Parties.

3.14 Contingent upon Sections 4.13 and 4.14 in this Appendix, AER will generate a Participating Facility letter and check, including without limitation the one time incentive, as required for each customer. The letter will thank customers for participating in the Program and explain the enclosed check. The letter will be in a format mutually acceptable by both Parties, and CL&P will approve all incentive letters prior to the letters being printed. AER will insert checks, as required, into the end of year Participating Facility letter. Checks will be issued with instructions stating that they will expire if not cashed within 60 days; however AER will honor checks for up to one year. AER will include fraud detection. AER will create a monthly reports list to include the customer, check number assigned to each payee, and the report will indicate when each check clears. AER will reissue checks as requested by CL&P utilizing existing processing procedures.

3.15 ***

	***	***	***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***	***	***	***

4.0	CL&P Marketing Responsibilities. CL&P agrees to:

4.1	Respond to request for approval of all Marketing Channels for use by AER in a timely manner.

4.2	Make commercially best efforts to provide AER with all current marketing restrictions at the time of the approval of the Marketing Plan.

4.3	CL&P will prepare Prospect lists based on previously determined targets (including metering information, geographic location, available demographic codes and any other demographic information deemed appropriate in the marketing plan***

C4

***This list will include all Customers in the targeted area, including but not limited to Customer Name, Site Address, Mailing Address, available demographic codes (when available), and 12-month consumption history (where available), and any appliance information available.

4.4	Provide Updated Target List to the final place of fulfillment of marketing materials (mail house) once a signed confidentiality agreement is received.

4.5	***

4.6	Respond to requests for approval of all marketing activities in a timely manner pursuant to Article 6, including approval of all ongoing marketing, including without limitation direct mail, bill inserts, print ads, call center scripts, or scripts for face-to-face meetings, surveys, partnership marketing, radio commercials, web banner ads, website based campaigns. CL&P shall, within fifteen (15) days of receipt of such proposals for ongoing marketing, either approve the proposed marketing plan or provide reasonable recommendations for modifications acceptable to CL&P to allow for approval of the proposal. In the event that CL&P provides recommendations for incorporation into the plan, such reasonable recommendations shall be incorporated by Comverge into the plan and resubmitted to CL&P for review and approval within five (5) Business Days of AER’s receipt of such recommendations.

4.7	Provide AER with limited use of brand name and logo at no cost to AER and subject to CL&P’s guidelines and restrictions as to such use.

4.8	Provide other activities generally in support of the Program such as references to the Program on CL&P’s website and/or on newsletters.

4.9	Authorize CL&P branded program name and subject to CL&P’s guidelines and restrictions as to such use.

4.10	Respond to requests for approval of the first six (6) months of marketing activities and collateral based on mutual agreement between CL&P and AER pursuant to Article 6. Subsequently, AER will provide quarterly campaigns to CL&P for approval.

4.11	Reimburse costs to AER for any direct costs resulting from third party marketing materials previously approved by CL&P, but subsequently cancelled solely and directly due to change in CL&P’s marketing direction, change in name of Program or change in name of company provided however that AER shall make commercially best efforts to mitigate such costs. CL&P will not be responsible for changes in program materials including all collateral, marketing and advertising due to requirements not previously stipulated by the CT DPUC subsequent to or proceeding CL&P’s approval.

C5

4.12	Make commercially reasonable efforts to make available its public relations team, at no cost or expense to AER, to assist (a) in coordination with local news media for publicity coverage of the Program, at AER’s expense; (b) AER in developing communities of interest and making inroads with local Universities, Schools, Hospitals and elected officials for Program endorsement and signup as appropriate.

4.13	Determine within thirty (30) days of the Start Date whether CL&P desires for AER to process certain correspondence to Customers, and with advanced reasonable notice if CL&P chooses to have AER process after Program Year 1, including mailing incentives/incentive letter, to Customers. If CL&P determines that AER will process such correspondence, it shall pay to AER:

4.13.1 ***

4.13.2 ***

4.14	Subject to DPUC Approval and authorization for reimbursement from customers on a timely nondeferred basis, pay to AER, pursuant to Section 4.13 herein, or to Customer, either through a direct payment or bill reduction, by November 1 of any Program Year the following:

4.14.1 ***

4.14.2 ***

C6

APPENDIX D

EQUIPMENT INSTALLATION AND MAINTENANCE

SCOPE OF WORK

1.0 Scope of Work. Equipment Installation includes all activities that interface with a Participating Facility from the point of receipt of a signed Customer Enrollment form through verification of commercial operation of the Control Device.

2.0 Head-End Control System (HECS). The HECS will be designed, furnished, supported and maintained by AER and/or its subcontractors.

3.0 The HECS shall include the following:

3.1 Master Station. AER will provide the master station for the HECS. AER will provide the software and hardware to manage the end-use Control Devices installed at the Facilities. The Master Station will be configured pursuant to Appendix H.

3.2 Transmitter Site Equipment. A local paging company will provide the transmitter network. If CL&P provides all paging services. ***. The Parties will determine within thirty (30) days of the Start Date whether CL&P will provide such paging services.

3.3 Control Devices. AER will provide all Control Devices Installation. Control Devices will be designed to switch loads on and off remotely in response to commands from the Master Station. All control devices will be manufactured new for use in the CL&P program and will not have been used by any other utility or other load control program.

3.4 Control Device Installation. AER shall be responsible for scheduling the installation of the Control Device with the Participant which shall be tracked by the AER Business Information System (“BIS”). The BIS shall be utilized to track customer interactions including installations, and the information shall be the basis for programming the switches in the DLCS. AER shall also be responsible for resolving any problems with the End-use Equipment that the Participant may have resulting solely from the installation of a Control Device.

4.0 Systems Dispatch.

4.1	CL&P Dispatch—CL&P shall be able to operate the load management control center and dispatch the system via an AER supplied website. AER will maintain the system and be responsible for programming the load management control center to be able to control the End-use Equipment by system, region, substation or circuit. CL&P will provide AER with an electronic file of the nodal addresses so that AER can program the devices.

D1

4.2	ISO-NE Dispatch—CL&P’s designated ISO representative shall have the right to Dispatch directly with AER, consistent with this Agreement, control of the Participating Facilities.

5.0 Intentionally Deleted.

6.0 Installation Training.

6.1 AER will provide a comprehensive training and testing program that ensures that each installer knows both the technical and customer service aspects of the job.

6.2 If installation defect trends develop, AER’s project manager will take corrective actions including additional training, increasing the number of random audits for that installer, or releasing the installer from the project.

6.3 AER’s technicians will not only be trained in the technical side of the installation, but will also be trained and equipped for customer service.

7.0 Installation workmanship, codes and licensing

7.1 AER or its subcontractors will become a registered HVAC contracting firm in Connecticut or acquire the necessary licenses.

7.2 AER will perform all installations in a professional, workmanlike manner according to the National Electric Code (NEC).

7.3 AER will respond to all governmental bodies, as requested by CL&P, that are requesting information about the Program, respond to their concerns with meetings and written explanations of the Program, the equipment and installation techniques.

7.4 CL&P or its subcontractors will perform all installation of any ancillary monitoring equipment in a workmanlike manner according to the NEC.

7.5 Neither CL&P, nor AER, nor their subcontractors will disable, interfere with, or alter the installation of the other Party’s equipment unless the Parties believe that the installation is a danger to the occupants of the domicile. Any alteration will be brought to the other Party’s attention within 24 hours.

8.0 Tracking of Components. AER will provide:

8.1 A database system that will target, enroll and track customers through the Term of the Agreement.

8.2 The system will begin tracking the customer when phone center personnel complete an enrollment record for a client.

8.3 The system will produce work orders for the routes and the technicians will install the devices.

8.4 Once the device has been installed, the work order will be entered with the information from the device installation and this information will be tracked.

D2

8.5 As other operations become necessary such as temporary or permanent removal, quality control inspections or service calls, the system will track these additional events and send this information to CL&P as required.

8.6 The systems will also track “could not install” cases and device inventory.

8.7 AER will supply management reports, and audit trail features, from these systems on a periodic basis.

9.0 Participating Facility Equipment Installation. For any installations, AER will:

9.1 Inspect and make minor repairs to the air conditioning units at no charge in order to meet electrical code before devices can be installed.

9.2 Install all devices and necessary components for the Program.

9.3 Provide and apply a label on each device indicating the DLCS component and a number to call for customer service and support.

9.4 Record a serial number from each Control Device installed by removing the “bar-code label” from the front of the device and attaching the label to the work-order.

9.5 Provide work order copies for each installed unit on a monthly basis (if requested) as part of project documentation.

9.6 Mount the Control Device in a location that provides access to the air conditioning wiring with the least effect on aesthetics while allowing proper functioning of the devices.

9.7 Make equipment installations in such a manner as to minimize alterations to the current structure.

9.8 Install conduit, junction boxes and connectors to comply with applicable building codes and the National Electric Code.

9.9 Verify that the air conditioning and DLC units function correctly.

10.0 Customer Service Telephone and Support. AER will:

10.1 Staff the telephone center with HVAC-knowledgeable Customer Service Representatives knowledgeable in DLC and HVAC equipment,, who have received detailed training on problem resolution over the telephone, from 8:00 am – 6:00 pm Eastern Standard Time (EST). Continue staffing call center on days of a curtailment event until one hour after the event has concluded.

10.2 Use an answering service after hours.

10.3 Designate a service technician, who may be reached by the answering service by pager, as “on-call” for after hours.

10.4 Provide each telephone workstation with a computer allowing access to the customer database, tracking system and dispatch software.

10.5 Attempt to solve any problems over the phone by asking the customer a series of scripted questions about the problem.

10.6 If the problem cannot be solved over the phone, dispatch a service technician.

10.7 Have the service technician make a service call to the Participant’s site (within 24 hours).

10.8 If the inspection reveals that the problem is with the appliance, the technician will recommend the customer call an HVAC contractor.

D3

10.9 If the switch device installation or operation caused the breakdown, repair the appliance as soon as reasonably possible.

10.10 Report the outcome of the visit by entering all relevant information into the tracking system.

10.11 Deactivate equipment immediately upon customer request and schedule equipment removal, if necessary.

10.12 Print a new work order and dispatch a service technician to remove the device if necessary. The technician will remove the equipment and restore any modifications to the customer’s premises and note such changes in the BIS.

10.13 Provide periodic repair reports to CL&P’s project manager as requested.

10.14 Track the resolution of customers’ complaints. Notify CL&P immediately of any customer complaints or claims for damages that are not resolved.

D4

APPENDIX E

MEASUREMENT AND VERIFICATION PLAN

AER’S CONFIDENTIAL TRADE SECRETS

1.0 ***

***

***

***

E 1

***

***

•	***

•	***

2.0 ***

***

E 2

***

***

***

***

3.0 ***

***

***

***

***

E 3

***

***

***

4.0 ***

***

***

4.1 ***

***.

***.

4.2 ***

E 4

4.2.1 ***

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•	***

•	***

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¡	***

¡	***

¡	***

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4.2.2 ***

•	***

•	***

•	***

•	***

E 5

***

•	***

•	***

•	***

•	***

***

•	***

•	***

•	***

4.3 ***

***

4.4 ***

***

E 6

4.5 ***

***

•	***

•	***

5.0 ***:

5.1 ***

***

5.2 ***

***

6.0 ***:

***

6.1 ***

6.1.1 ***

6.1.2 ***

6.1.3 ***

•	***

•	***

E 7

•	***

•	***

•	***

•	***

6.2 ***

6.2.1 ***

6.2.2 ***

6.2.3 ***

•	***

•	***

•	***

•	***

•	***

•	***

E 8

APPENDIX F

NOTICES

If to AER:	Comverge, Inc./ Alternative Energy Resources, Inc.
120 Eagle Rock Avenue, Suite 190
East Hanover, NJ 07936
***
with a copy to:

Comverge, Inc./ Alternative Energy Resources, Inc.
3950 Shackleford Rd., Suite 400
Duluth, Georgia 30096
***

If to CL&P:	Connecticut Light and Power Company
107 Selden Street
Berlin, Connecticut 06141
***
with a copy to:

Connecticut Light and Power Company
107 Selden Street
Berlin, Connecticut 06141
***

F 1

APPENDIX G

INSURANCE

Type of Insurance	Minimum Limits of Coverage
1. Commercial General Liability	$1,000,000 each occurrence and in the aggregate

CGL insurance shall cover liability arising from premises, operations, independent contractors, products/completed operations, contracts, property damage, personal injury and advertising injury, and liability assumed under an insured contract (including the tort liability of another assumed in a business contract), all with limits as specified above. There shall be no endorsement or modification of the insurance limiting the scope of coverage for liability arising from explosion, collapse, or underground property damage.

2. Business Automobile Liability	$1,000,000 combined single limit (each accident), including all Owned, Non-Owned, Hired and Leased Autos

3. Workers Compensation, including statutory requirements.

4. Employers Liability	$1,000,000 each accident for bodily injury by accident, or $1,000,000 each employee for bodily injury by disease.

5. “Umbrella or Excess Liability” insurance with a limit per occurrence and in the aggregate of Ten Million ($10,000,000).

AER shall ensure that the insurance policies required above provide:

(i)	Insurance required in 1, 2 and 5 above shall include CL&P, and its officers, directors, employees and agents as additional insureds.

(ii)	Such insurance as afforded by this policy for the benefit of CL&P, shall be primary as respects any claims, losses, damages, expenses, or liabilities arising out of this Agreement, and insured hereunder, and any insurance or self insurance carried by CL&P, shall be excess of and noncontributing with insurance afforded by this policy.

(iii)	The commercial umbrella liability policy shall provide coverage excess of,

G 1

and shall drop down in the event the underlying CGL, Business Automobile Liability, and Employers Liability insurance policy limits are exhausted due to claims during the policy term.

G 2

APPENDIX H

SOFTWARE

The Parties hereby agree as follows:

1.	SOFTWARE LICENSE AND TERMS

1.1 License Grant: It is generally contemplated that all Software, as defined in the attached Scope of Work, including without limitation field applications, or other proprietary licensed products, utilized and/or necessary for the performance of and receipt of the Services (the “Software”) shall be used by and run on the hardware systems owned by AER. All descriptions of the Software, reports generated by the Software, or additional Software related documents are collectively referred herein as “Software Documentation”. To the extent that CL&P is required to Use, as defined below, any of AER’s Software or Software Documentation, subject to the conditions set forth herein and the attached Exhibits and Schedules, AER hereby grants to CL&P, and CL&P accepts from AER for the Term of this Agreement (unless terminated as stated herein and therein, respectively), a non-exclusive, non-transferable, royalty-free right and license to Use the Software and Software Documentation as specified herein, installed on the equipment as negotiated by AER and CL&P, solely in connection with AER’s Direct Load Control System. AER shall retain ownership of all Software, equipment, and Software Documentation. Such license shall be assignable in connection with any assignment of this Agreement and pursuant to such assignee agreeing to the terms contained herein.

1.2 Use Restrictions: The term “Use” solely means restricted internet access to the Software’s web based connection by specific SDO only for the purpose of instituting a Dispatch Event. CL&P hereby understands and agrees that (i) CL&P shall have no right to copy the Software or any Software Documentation, except as permitted under the Agreement; (ii) notwithstanding the foregoing, CL&P is authorized to make a reasonable number of copies of documentation of the Software Documentation as is necessary for CL&P’s use of the Software pursuant to the terms of this Agreement and for backup, archive, or disaster recovery purposes; (iii) CL&P may not modify the Software or merge the same into software that is not provided by AER without the prior written consent of AER; (iv) CL&P shall prevent unauthorized use or unauthorized access to Software provided that CL&P may allow third parties to whom it has outsourced services or business processes to access the Software and Software Documentation so long as such parties agree to be bound by an appropriate confidentiality agreement, (v) CL&P will only use the Software as provided for in this Agreement, and (vi) upon termination of the Agreement or any license granted hereunder CL&P shall promptly return any access rights, pass codes, Software Documentation, any Software related applications or products, or any resulting merger software and CL&P shall have no right thereafter to Use the Software or any portion thereof.

H 1

2.	MAINTENANCE

2.1 AER shall maintain the Software and DLCS. AER shall provide such repair services and replacement parts as are necessary to keep the DLCS operating in accordance with the requirements of this Agreement during the operational period as defined in the this Agreement, at no additional cost to CL&P or CL&P customers.

2.2 If, as a result of maintenance or service performed pursuant to this Section, AER concludes that the problem results from a Software or system failure, and that the system’s use is materially affected thereby, then AER shall immediately commence correction procedures on such Software.

3.	ACCEPTANCE

3.1 CL&P shall conduct an initial test as determined by the Parties to determine if the Software performs in accordance with its specifications and capability to perform Demand Reduction. CL&P shall notify AER, in writing, of its acceptance of the DLCS or specify in reasonable detail those deficiencies which CL&P deems unacceptable within thirty (30) days of notice of DLCS test completion. AER shall have ten (10) days to correct all such deficiencies and shall notify CL&P in writing when the deficiencies have been corrected. CL&P shall then have fifteen (15) days to respond otherwise Software shall be deemed acceptable. Software acceptance shall not be unreasonably withheld.

3.2 AER agrees that it will correct any nonconformities of the DLCS to the requirements of this Agreement (“System Flaws”) in the Software and any revisions to the Software which are reported to AER by CL&P.

4.	TRAINING

Training sessions will be conducted and shall include hands-on training utilizing trainers describing and demonstrating function, activation and application of the DLCS. Two (2) training sessions will be conducted, one each in April and May of each Program Year. All training expenses shall be borne by AER.

5.	CL&P RULES

5.1 AER, when on CL&P property, shall conduct its operations in strict observation of access routes, entrance gates or doors, parking and temporary storage areas as designated by CL&P. Under no circumstances shall any of AER’s personnel, vehicles or equipment enter, move or be stored upon any area not authorized by CL&P.

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5.2 AER shall abide by all CL&P security procedures, rules and regulations, and cooperate with CL&P Security personnel whenever on CL&P premises, as provided by CL&P prior to such visit to the premises.

6.	OWNERSHIP OF INTELLECTUAL PROPERTY; CONFIDENTIALITY

6.1 As the owner of the DLCS, AER shall retain all rights to intellectual property thereof.

6.2 CL&P acknowledges and agrees that AER owns all proprietary rights, including patent, copyright, trade secret, trademark and other such proprietary rights, in and to the DLCS, Software and Software documentation and any corrections, remedial modifications, maintenance upgrades, updates or the other modifications, including custom modifications to the Software whether made by AER, CL&P or any third party.

6.3 Except as permitted pursuant to this Agreement, CL&P hereby acknowledges and agrees that: (i) the DLCS, Software, the Software Documentation, access rights to the Software, and all related documents and all copies thereof are AER’s exclusive property and AER represents that they constitute a valuable TRADE SECRET of AER (“Proprietary Information”), which CL&P may not disclose or make available to third parties without being previously approved in writing by AER; (ii) CL&P shall hold the Proprietary Information, including, without limitation, any methods or concepts utilized therein, in strict confidence for the sole benefit of AER; (iii) CL&P shall not reproduce, copy or modify the Proprietary Information in whole or in part, except as authorized by AER in writing; (iv) CL&P hereby agrees that, during the Term of this Agreement and at all times thereafter, CL&P and its employees shall maintain the confidentiality of the Proprietary Information, and CL&P shall not sell, license, publish, display, distribute, disclose or otherwise make the Proprietary Information available to any third party or attempt to (or allow any third-party to attempt to) reverse engineer, decompile or disassemble or otherwise attempt to derive the source code for the operation of the Proprietary Information, or to decode, de-encrypt, decrypt or engineer around any measures contained in the Proprietary Information; (v) CL&P shall not alter in any way the database schema without the expressed written consent of AER; (vi) CL&P shall issue adequate instructions to all persons, and take all actions reasonably necessary to satisfy CL&P’s obligations under this Section 6.3; (vii) any use or disclosure of the Proprietary Information in violation of this Section 6.3 may seriously and irreparably impair and damage AER’s business; and (viii) upon any termination or cancellation of the Agreement, CL&P shall, if requested by AER, forthwith return to AER, or with AER’s written consent destroy, any access rights, passwords, magnetic tape, disc, semiconductor device or other memory device or system and/or documentation or other material including, but not limited to, all printed material furnished by AER to CL&P.

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Scope of Work

1.0	Introduction

This Scope of Work describes AER’s PowerCAMP™ software system (“Software”) and the practices and guidelines that both Parties shall use to carry out their respective responsibilities according to Appendix H.

AER shall supply the PowerCAMP™ and provide access to CL&P via the web using a standard web browser. Accessing the PowerCAMP™ does not require the use of AER software or equipment.

As owner of the Software, AER may, at its sole discretion, change the architecture to ensure a more robust, stable or secure network environment, or create improvements to the website architecture to provide more enhanced services to CL&P.

2.0	Responsibilities

2.1 AER Responsibilities: AER shall use good industry practices to design, deploy, operate, manage, and maintain this DLCS. AER will supply all equipment and services to ramp up to the Demand Reduction over the periods described in Appendix A, and then operate and maintain the system for the period specified by the terms of the Program.

2.1.1 AER will be responsible for configuring and programming the Software to be able to control specific appliances by system, by region, by substation or by circuit according to the parameters established by CL&P.

2.1.2 AER will provide CL&P access to the Software through a web-based application interface over the Internet between CL&P’s System Operations Center and the AER facility. Alternatively, AER will activate the system as directed by CL&P though a telephone call, fax, or e-mail.

2.1.3 AER will create logon id’s and initial passwords for personnel designated by CL&P to have access to the Software. AER will send these to the appropriate CL&P personnel via the mail.

2.1.4 AER will provide password resets to authorized CL&P personnel following a two (2) step verification process.

2.1.5 AER will be responsible to execute requests from ISO-NE and/or CL&P for Dispatch Events.

2.2 CL&P Responsibilities: This section defines the responsibilities that CL&P has regarding the design, implementation, and ongoing support of the Software.

2.2.1 CL&P shall provide to AER the customer data necessary to set up and maintain current and accurate information used by the Software.

2.2.2 CL&P shall determine the scheduling, groups, and activation of the Software in dispatching test and Dispatch Events. CL&P SDO shall have the right to determine the Dispatch control of the Participating Facilities according to the operating parameters defined by the Dispatch Event set forth in this Agreement.

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2.2.3 CL&P shall Dispatch for Utility Dispatch Event events.

2.2.4 CL&P shall provide Personal Computers with internet connectivity and Microsoft Internet Explorer (v.5.5 or above) at their system operations center to enable users to log into the PowerCAMPTM via the web interface.

2.2.5 CL&P will notify AER who should have access to the system. Any Dispatch Event scheduled by CL&P personnel with a valid logon id and password shall be considered a valid event.

2.2.6 CL&P will promptly notify AER in writing of personnel who should no longer have access, and AER will work to promptly ensure that access is no longer allowed by those users.

3.0	System Description

The DLCS is a network consisting of devices which are remotely controlled over RF transmission equipment by the PowerCAMPTM Software or equivalent. CL&P shall have access to the PowerCAMP™ LMS (as defined below) via the web interface.

The PowerCAMPTM LMS shall include the software and hardware necessary to manage the Control Devices installed at the End-use Equipment at Participating Facilities.

The PowerCAMPTM LMS includes AER’s PowerCAMPTM Server and PowerCAMPTM Suite, networking equipment, and third party software.

PowerCAMPTM LMS Hardware

a.	PowerCAMPTM LMS Servers – Two (Primary and Secondary)

b.	Rack-mounted Dell PowerEdge servers for scalable expansion.

c.	Disks in RAID mode for fault tolerance and high availability

PowerCAMPTM LMS Software

a.	AER’s PowerCAMPTM LMS (LMS) Software – Visual Basic, Microsoft Jet DB Engine

b.	AER PowerCAMPTM LMS Web Interface – Apache/Tomcat on Microsoft SQL Server

4.0	Web Interface

4.1 Help Feature. Help may be accessed by clicking on the Customer Service button near the bottom of the main PowerCAMPTM screen or by contacting the AER help desk.

4.2 Logging into Web Control Application ***

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4.3 ***

4.4 ***

4.5 ***

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5.0	Security

5.1 Physical Security. ***

5.2 Network Security. AER will work to ensure that incoming connections from AER will not compromise the overall security posture of the CL&P network perimeter. Steps include:

5.2.1	Data transfer between CL&P and AER will be at least ***.

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5.2.2	AER SFTP servers sit behind the AER firewall. ***.

5.2.3	AER will use dedicated application servers in the Data Center to process data from CL&P.

5.2.4	AER uses a ***.

5.2.5	AER will provide any ***.

5.3 Network Redundancy. AER will provide reasonable assurance that capacity thresholds are maintained above current network utilization and those operations can continue in the event of unplanned disruptions. ***.

5.4 Network Back-Up & Recovery. AER will perform ***.

5.4.1	System configurations backed up on a regular basis and stored off-site.

5.4.2	The DLCS shall contain primary and secondary server.

5.4.3	Node configurations are kept consistent on both machines.

5.4.4	Secondary server is in warm-failover mode and can be brought up at any time.

5.5 Audit: CL&P shall have the right from time to time and upon *** to AER, outside of the Control Season unless an emergency exists, at its expense, to conduct an audit to verify (i) that the Services are being performed in accordance with its obligations under the Agreement; (ii) to verify the AERs’ proper management and storage of CL&P’s data and information; (iii) AER’s security systems are maintained in accordance with its representations at the time of the execution of the Agreement; and (iv)compliance by AER with any of its other material obligations under the Agreement and this Addendum (an “AUDIT”). The Audit will be restricted to the specific matters specified by CL&P in such notice and must be restricted to records no older than two years prior to the date of the audit notice. The Audit may be conducted by such professional auditors or advisers selected by CL&P (including its internal audit department). CL&P and its professional auditors or advisers shall comply with AER’s reasonable health and safety, security and confidentiality procedures. AER shall provide CL&P and its advisers all reasonable facilities and access to its premises during normal office hours, documents and

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information as they shall reasonably require, and co-operate fully with CL&P in relation to any such Audit. Notwithstanding anything to the contrary set forth in this Section, CL&P shall have the right to conduct such Audits and at such frequency as is required by applicable laws or regulations from time to time.

5.6 Third Party Software. AER shall be responsible for the licensing of all third-party software utilized as part or in conjunction with this Agreement. The terms and conditions of such licenses shall be compatible with CL&P’s intended use of the DLCS and shall guarantee the continuous use of such third-party software by CL&P for the term of the final, definitive agreements.

5.7 Backup. CL&P shall have the right and ability to export, backup, delete or retrieve its data from AER at any time during its Agreement term and within 30 days after the effective date of termination. Within 30 days of any termination of the Agreement, AER will provide CL&P with a complete copy of all CL&P and CL&P customer data stored on AER’s system in a SQL Database format or other format acceptable to CL&P. After 30 days after termination, AER has no obligation to maintain or provide any CL&P or CL&P customer data and shall thereafter, unless legally prohibited, and provided that all CL&P and CL&P customer data has been delivered to CL&P, delete all CL&P and CL&P customer data in its systems or otherwise in its possession or under its control and AER shall certify in writing to CL&P that such deletion has in fact occurred.

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APPENDIX I

PROGRAM DESCRIPTION SUMMARY

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APPENDIX J

Guaranty

Reference is made to a certain Direct Load Control Delivery Agreement (“Agreement”) by and between The Connecticut Light and Power Company (“CL&P”), and Alternative Energy Resources, Inc. (“AER”), a wholly owned subsidiary of Comverge, Inc., dated October 4, 2007.

The undersigned, COMVERGE, INC., a Delaware corporation (hereinafter referred to as the “Guarantor”), whose is located at 120 Eagle Rock Avenue, Suite 190, East Hanover, NJ 07936, in consideration of CL&P entering into the above-referenced Direct Load Control Delivery Agreement (“Agreement”) with AER, does hereby covenant and agree as follows:

A.	The undersigned Guarantor does herebyIf AER shall default at any time in the payment of any sums, costs or charges whatsoever, or in the performance of any of the other covenants and obligations of AER, under or pursuant to the Agreement, then the undersigned, as its expense, shall

B.	The obligations of the undersigned Guarantor hereunder are independent of the obligations of AER. The undersigned may be joined in any action or proceeding commenced by CL&P against AER arising out of, in connection with or based upon the Agreement. The undersigned waives any right to require CL&P to proceed against AER to pursue any other remedy in CL&P’s power whatsoever, any right to complain of delay in the enforcement of CL&P’s rights under the Agreement, and any demand by CL&P and/or prior action by CL&P or any nature whatsoever against AER, or otherwise.

C.	This Guaranty shall remain and continue in full force and effect and shall not be discharged in whole or in part notwithstanding (whether prior or subsequent to the execution hereof) any alteration, renewal, extension, modification, amendment or assignment of, or concession, franchising, licensing or permitting under the Agreement. Without limiting the foregoing, this Guaranty shall be applicable to any obligations of AER arising in connection with a termination of the Agreement, whether voluntary or otherwise. The undersigned hereby waives notices of any of the foregoing, and agrees that the liability of the undersigned hereunder shall be based upon the obligations of AER set forth in the Agreement as the same may be altered, renewed, extended, modified, amended or assigned. For the purpose of this Guaranty and the obligations and liabilities of the undersigned hereunder, “AER” shall be deemed to include any and all assignees or others directly or indirectly operating or conducting the business contemplated under the Agreement, as fully as if any of the same were the named AER under the Agreement.

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D.	The undersigned Guarantor’s obligations hereunder shall remain fully binding although CL&P may have

E.	This Guaranty shall remain in full force and effect notwithstanding the institution by or against AER

F.	This Guaranty shall be applicable to and binding upon the heirs, executors, administrators, representatives, successors and assigns of CL&P, AER and the undersigned. CL&P may, without notice, assign this Guaranty in whole or in part.

G.	***

H.	The undersigned hereby waives trial by jury in any action, proceeding or counterclaim brought by any person or entity with respect to any matter whatsoever arising out of or in any way connection with: this Guaranty, the Agreement; any liability or obligation of AER in any manner related to the Premises; any claim of injury or damage in any way related to the Agreement or the Premises; any action or omission of AER, its agents, employees, contractors, suppliers, servants, customers or licensees; or any aspect of the use or occupancy of, or the conduct of business in, on or from the Premises. The undersigned shall not impose any counterclaim or counterclaims or claims for set-off in any action brought by CL&P against the undersigned under this Guaranty. The undersigned shall not be entitled to make, and hereby waives, any and all defenses against any claim asserted by CL&P or in any suit or action instituted by CL&P to enforce this Guaranty or the Agreement. In addition, the undersigned hereby waives, both with respect to the Agreement and with respect to this Guaranty, any and all rights which are waived by AER under the Agreement, in the same manner as if all such waivers were fully restated herein. The liability of the undersigned under this Guaranty is primary and unconditional.

I.	***

J.	Any default or failure by the undersigned to perform any of is obligations under this Guaranty shall be deemed to be

K.	The execution of this Guaranty prior to execution of the Agreement shall not invalidate this Guaranty or lessen the obligations of Guarantor(s) hereunder.

IN WITNESS WHEREOF, the undersigned as executed this Guaranty this 4th day of October, 2007.

COMVERGE, INC.

By:
Name:
Title:	President, COO, Alternative Energy Resources Group
Duly Authorized

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ACKNOWLEDGED AND ACCEPTED:

THE CONNECTICUT LIGHT AND POWER COMPANY

By:

Name:
Title:

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APPENDIX K

CL&P CORPORATE IT SECURITY REQUIREMENTS

Security Policies

1.	Has the organization published a complete set of policies and procedures that support information integrity, availability, and confidentiality for the organization?

Each employee and long term consultant is required to sign ***

2.	Is security awareness training mandatory, and does the training include the concepts of confidentiality, integrity, and availability of data, corporate security policies, information protection standards, and privacy awareness?

We train ***

3.	Does your company have a formal incident response and reporting procedure in place, and is it tested regularly?

Every project has an ***

Personnel Security

1.	Are (criminal, prior employment, identity) checks performed on all employees that will have access to Northeast Utilities’ system?

Yes

2.	Are there established procedures to rescind personnel access in a timely manner when access is no longer required?

Yes

3.	What is your current method of notifying your clients (like Northeast Utilities in the future) that a person assigned to your clients’ project is no longer employed by your company?

a.	How quick your disable their access in your system?

We disable their access within ***.

b.	How quick do you notify your client for restricting access for that user in your client’s network system?

Comverge Project Manager will notify client of personnel changes in the event of employee terminations immediately

Environmental Security

1.	What type of access devices are used to control entrance to the facility?

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a.	Is there 24 hour onsite security or monitoring where your

i.	data center is located (facility where NU will be terminating to your company)

Yes

ii.	user community is located (the employees who will be assigned to the NU project)

***

2.	Is management of your information processing facilities (data center) outsourced to a third party?

***

3.	How is physical access to the data centers and server rooms restricted? (referred to the data center we will be interfacing)

***

4.	Do you use cameras within the building and in the data center to detect unauthorized access?

Yes

Network Management

1.	Does your company have a network firewall to separate the internal network from the internet?

Yes

2.	Does your firewall architecture addresses the following:

a.	Stateful inspection of all packet traffic? Yes

b.	Antispoofing filtering (RFC-1918)? ***

c.	Log all inbound and outbound traffic? ***

3.	Is management of your firewall services and routers outsourced to a third party? No

4.	If management of your firewall services and routers done in-house:

a.	How large is the team that manages your firewalls (have admin rights)?

***

b.	How large is the team that manages your routers (have admin rights)?

***

c.	For after hours***

d.	How do the administrators authenticate to the firewalls and routers to perform administrative functions (eg. telnet, ssh, http, https, other)? ***

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e.	Do your devices support/configured for centralized ID verification/authentication (tacacs, ldap, radius, active directory, other)? Not at this time

5.	Is wireless technology used to allow user access to the internal network—Wireless access not available in datacenter network

a.	If so, then define what controls are in place to prevent “snooping” of the network?

Access Control

1.	Does each individual who will be assigned to Northeast Utilities’ project use a unique and identifiable login ID to access application and network resources?

Remote Access is allowed through unique IDs only

2.	Do the IDs have at least the following characteristics

a.	Locked after a given number of unsuccessful tries – ***

b.	Locked IDs can be unlocked by authorized administrator ***

c.	Not displayed on terminals and monitors ***

3.	Do the IDs have at least the following characteristics

a.	Predefined minimum length – Specify length – Minimum 7

b.	Composition rules are in effect to enforce strong passwords Capability exists

c.	Users are required to change passwords periodically – Specify period – 30 days

d.	Not displayed on screens or in reports - True

4.	Do you maintain a logon history, so one can trace who logged when and where? Remote access is logged

End Point Security

1.	Do all servers and workstations utilize an antivirus solution? Yes

a.	Who are you using for antivirus? ***

b.	Does all inbound email being checked for viruses? ***

c.	How often are the signatures updated? once a week

d.	How do you handle emergency updates? Immediate, upon advisory

2.	Do all servers and workstations are patched regularly?

a.	Describe process Standard patch installs tested and implemented on schedule. Critical patches applied immediately

b.	If regular patch cycle, identify frequency - Monthly

c.	How do you handle critical security updates Applied immediately after testing on test servers

3.	Are all workstations protected by password protected screen savers that automatically activate after a period of inactivity? Yes

a.	How long is the inactivity interval? ***

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Compliance

1.	Is your company in compliance with pertinent information protection legislation (i.e. SOX, etc.)?

***

2.	Do you perform self-based security assessments?

a.	Please define frequency and type of assessment

3.	Are independent third party reviews conducted periodically? Client IP protection teams have reviewed and certified Comverge Hosted Infrastructure

4.

a.	Please define frequency of audits

b.	Remediation process of findings

Business Continuity and Disaster Recovery Planning

1.	Is there a Business Continuity Plan available for the Data Center where Northeast Utilities will be connecting to your company?

a.	What are the expected recovery time objectives? – Should there be a disaster, how long would it take before Northeast Utilities can establish a connection back to your company?

***

b.	Is your BCP revised periodically? – ***

Yes (it is reviewed on yearly basis and revised accordingly or sooner should the need arise)

c.	Has your BCP tested?

i.	***

2.	Is there a Business Continuity Plan available for the Customer Service area (your employees that will be assigned to Northeast Utilities’ project and the phone lines that will be terminating at the Call Center)? Yes

a.	What are the expected recovery time objectives? 8 hours

i.	***

ii.	Should there be a disaster, how long would it take before employees of your company are assigned back to answer phone calls?

***

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b.	Is your BCP revised periodically? – Specify frequency Yes (it is reviewed on yearly basis and revised accordingly or sooner should the need arise)

c.	Has your BCP tested?

i.	Have the BC Plan and Test Results been subjected to an independent audit? – Specify auditing firm, and when the audit occurred No

3.	Does the primary Data Center have an alternate site for Data Center recovery? Yes

4.	Are there high target building, structure, or other tenants, at the facility where your Data Center is housed? No

5.	Does the company subscribe to multiple, diverse carriers for local and long distance service providers? Yes

6.	Is the termination point at your end for the Internet connection on dual power supplies, on two separate circuits, on two separate power supplies? Yes

7.	Does the physical cable (copper or fiber) that is provided by the telecom companies (primary and redundant) enter the building through multiple locations on the building perimeter, and terminate into separate distribution rooms? Yes

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